EXHIBIT 10.1


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                   dated as of

                                February 26, 1999


                                      among


                          BENCHMARK ELECTRONICS, INC.,
                                 as the Company,


                                       and


                           CHASE BANK OF TEXAS, N.A.,
           Individually, as Issuing Bank and as Administrative Agent,



                                       and


                             FINANCIAL INSTITUTIONS,
                         NOW OR HEREAFTER PARTIES HERETO


                      $65,000,000 Revolving Credit Facility

                         $40,000,000 Term Loan Facility

                         -------------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger

                               TABLE OF CONTENTS
                                                                      PAGE NO.
                                                                      --------
ARTICLE 1
      DEFINITIONS; CONSTRUCTION
Section 1.1   DEFINITIONS......................................................1
Section 1.2   ACCOUNTING TERMS AND DETERMINATIONS.............................17
Section 1.3   OTHER DEFINITIONAL TERMS........................................17

ARTICLE 2
      AMOUNT AND TERMS OF LOANS
Section 2.1   LOANS AND COMMITMENTS...........................................17
Section 2.2   BORROWING REQUESTS..............................................18
Section 2.3   LETTERS OF CREDIT...............................................18
Section 2.4   DISBURSEMENT OF FUNDS...........................................22
Section 2.5   NOTES AND AMORTIZATION..........................................23
Section 2.6   INTEREST........................................................24
Section 2.7   INTEREST PERIODS................................................24
Section 2.8   REPAYMENT OF LOANS..............................................25
Section 2.9   VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS...............26
Section 2.10  PREPAYMENTS.....................................................26
Section 2.11  CONTINUATION AND CONVERSION OPTIONS.............................27
Section 2.12  FEES............................................................27
Section 2.13  PAYMENTS, ETC...................................................28
Section 2.14  INTEREST RATE NOT ASCERTAINABLE, ETC............................28
Section 2.15  ILLEGALITY......................................................29
Section 2.16  INCREASED COSTS.................................................29
Section 2.17  CHANGE OF LENDING OFFICE........................................31
Section 2.18  FUNDING LOSSES..................................................31
Section 2.19  SHARING OF PAYMENTS, ETC........................................31
Section 2.20  TAXES...........................................................31
Section 2.21  PRO RATA TREATMENT..............................................32
Section 2.22  REPLACEMENT OF LENDERS..........................................33

ARTICLE 3
      CONDITIONS TO BORROWINGS
Section 3.1   CLOSING.........................................................33
Section 3.2   CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.........34
Section 3.3   CONDITIONS PRECEDENT TO INCREASED BORROWING.....................35

ARTICLE 4
      REPRESENTATIONS AND WARRANTIES
Section 4.1   CORPORATE EXISTENCE.............................................35
Section 4.2   CORPORATE POWER AND AUTHORIZATION...............................35
Section 4.3   BINDING OBLIGATIONS.............................................35
Section 4.4   NO LEGAL BAR OR RESULTANT LIEN..................................36
Section 4.5   NO CONSENT......................................................36
Section 4.6   FINANCIAL INFORMATION...........................................36
Section 4.7   INVESTMENTS AND GUARANTIES......................................36
Section 4.8   LITIGATION......................................................36
Section 4.9   USE OF PROCEEDS.................................................37
Section 4.10  EMPLOYEE BENEFITS...............................................37


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
Section 4.11  TAXES; GOVERNMENTAL CHARGES.....................................37
Section 4.12  TITLES, ETC.....................................................38
Section 4.13  DEFAULTS........................................................38
Section 4.14  CASUALTIES; TAKING OF PROPERTIES................................38
Section 4.15  COMPLIANCE WITH THE LAW.........................................38
Section 4.16  NO MATERIAL MISSTATEMENTS.......................................38
Section 4.17  INVESTMENT COMPANY ACT..........................................38
Section 4.18  PUBLIC UTILITY HOLDING COMPANY ACT..............................39
Section 4.19  SUBSIDIARIES....................................................39
Section 4.20  INSURANCE.......................................................39
Section 4.21  ENVIRONMENTAL MATTERS...........................................39
Section 4.22  SOLVENCY........................................................40
Section 4.23  EMPLOYEE MATTERS................................................40
Section 4.24  YEAR 2000 REPRESENTATION........................................41

ARTICLE 5
      AFFIRMATIVE COVENANTS

Section 5.1   MAINTENANCE AND COMPLIANCE, ETC.................................41
Section 5.2   PAYMENT OF TAXES AND CLAIMS, ETC................................41
Section 5.3   FURTHER ASSURANCES..............................................41
Section 5.4   PERFORMANCE OF OBLIGATIONS......................................41
Section 5.5   INSURANCE.......................................................41
Section 5.6   ACCOUNTS AND RECORDS............................................42
Section 5.7   RIGHT OF INSPECTION.............................................42
Section 5.8   OPERATION AND MAINTENANCE OF PROPERTY...........................42
Section 5.9   [INTENTIONALLY OMITTED].........................................42
Section 5.10  REPORTING COVENANTS.............................................42
Section 5.11  PLEDGE AGREEMENT................................................44

ARTICLE 6
      NEGATIVE COVENANTS
Section 6.1   FINANCIAL COVENANTS.............................................45
Section 6.2   INDEBTEDNESS....................................................45
Section 6.3   LIENS...........................................................46
Section 6.4   MERGERS, SALES, ETC.............................................47
Section 6.5   DIVIDENDS, ETC..................................................47
Section 6.6   INVESTMENTS, LOANS, ETC.........................................47
Section 6.7   SALES AND LEASEBACKS............................................48
Section 6.8   NATURE OF BUSINESS..............................................48
Section 6.9   ERISA COMPLIANCE................................................48
Section 6.10  SALE OR DISCOUNT OF RECEIVABLES.................................49
Section 6.11  NEGATIVE PLEDGE AGREEMENTS......................................49
Section 6.12  TRANSACTIONS WITH AFFILIATES....................................50
Section 6.13  UNCONDITIONAL PURCHASE OBLIGATIONS..............................50
Section 6.14  MODIFICATIONS TO SENIOR NOTES...................................50
Section 6.15  INTERCOMPANY TRANSACTIONS.......................................50
Section 6.16  ACQUISITIONS; CREATION OF SUBSIDIARIES..........................50
Section 6.17  SALE OF PROPERTIES..............................................51
Section 6.18  ENVIRONMENTAL MATTERS...........................................51

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
Section 6.19  PROCEEDS OF NOTES...............................................51


ARTICLE 7
      EVENTS OF DEFAULT
Section 7.1   PAYMENTS........................................................51
Section 7.2   COVENANTS WITHOUT NOTICE........................................51
Section 7.3   OTHER COVENANTS.................................................51
Section 7.4   OTHER FINANCING DOCUMENT OBLIGATIONS............................51
Section 7.5   REPRESENTATIONS.................................................52
Section 7.6   NON-PAYMENTS OF OTHER INDEBTEDNESS..............................52
Section 7.7   DEFAULTS UNDER OTHER AGREEMENTS.................................52
Section 7.8   BANKRUPTCY......................................................52
Section 7.9   MONEY JUDGMENT..................................................52
Section 7.10  DISCONTINUANCE OF BUSINESS......................................53
Section 7.11  FINANCING DOCUMENTS.............................................53
Section 7.12  CHANGE OF CONTROL...............................................53

ARTICLE 8
      THE ADMINISTRATIVE AGENT
Section 8.1   APPOINTMENT OF ADMINISTRATIVE AGENT.............................53
Section 8.2   LIMITATION OF DUTIES OF ADMINISTRATIVE AGENT....................54
Section 8.3   LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT....................54
Section 8.4   CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT......................54
Section 8.5   RELIANCE BY ADMINISTRATIVE AGENT................................54
Section 8.6   INDEMNIFICATION OF ADMINISTRATIVE AGENT.........................54
Section 8.7   THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.............55
Section 8.8   MAY TREAT LENDER AS OWNER.......................................55
Section 8.9   SUCCESSOR ADMINISTRATIVE AGENT..................................55

ARTICLE 9
      MISCELLANEOUS
Section 9.1   NOTICES.........................................................56
Section 9.2   AMENDMENTS AND WAIVERS..........................................56
Section 9.3   NO WAIVER; REMEDIES CUMULATIVE..................................57
Section 9.4   PAYMENT OF EXPENSES, INDEMNITIES, ETC...........................57
Section 9.5   RIGHT OF SETOFF.................................................59
Section 9.6   BENEFIT OF AGREEMENT............................................59
Section 9.7   SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS..........59
Section 9.8   GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC..................61
Section 9.9   INDEPENDENT NATURE OF LENDERS' RIGHTS...........................62
Section 9.10  INVALIDITY......................................................62
Section 9.11  RENEWAL, EXTENSION OR REARRANGEMENT.............................62
Section 9.12  CONFIDENTIALITY.................................................62
Section 9.13  INTEREST........................................................62
Section 9.14  EXISTING CREDIT AGREEMENT.......................................63
Section 9.15  ENTIRE AGREEMENT................................................63
Section 9.16  ATTACHMENTS.....................................................63
Section 9.17  COUNTERPARTS....................................................63
Section 9.18  SURVIVAL OF INDEMNITIES.........................................63
Section 9.19  HEADINGS DESCRIPTIVE............................................64
Section 9.20  SATISFACTION REQUIREMENT........................................64

Section 9.21  EXCULPATION PROVISIONS..........................................64

ANNEXES

      Annex I       -     Loans and Commitments

SCHEDULES

      Schedule 4.7  -     Investments
      Schedule 4.19 -     Subsidiaries
      Schedule 5.11 -     Non-Domestic Subsidiaries
      Schedule 6.2  -     Indebtedness
      Schedule 6.3  -     Liens

EXHIBITS

      Exhibit A     -     Form of Revolving Note
      Exhibit B     -     Form of Term Note
      Exhibit C     -     Form of Borrowing Request
      Exhibit D     -     Form of Opinion of Bracewell & Patterson, L.L.P.
      Exhibit E     -     Form of Guaranty Agreement
      Exhibit F     -     Form of Assignment and Acceptance
      Exhibit G     -     Form of Borrowing Base Report
      Exhibit H     -     Form of Compliance Certificate

                     AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") is made and entered into as of this 26th day of February, 1999, among BENCHMARK ELECTRONICS, INC., a Texas corporation ("COMPANY"), CHASE BANK OF TEXAS, N.A., individually, as a Lender, as Issuing Bank and as Administrative Agent, and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 9.7 (individually, a "LENDER" and, collectively, the "LENDERS").

                                   RECITALS:

      A. The Company and Chase Bank of Texas, N.A., individually as a Lender and as Administrative Agent, entered into that certain Credit Agreement dated as of February 23, 1998, whereby, pursuant to the terms and conditions contained therein, Chase Bank of Texas, N.A. agreed to make loans and to extend credit on behalf of the Company (as amended, the "EXISTING CREDIT AGREEMENT") up to the aggregate principal amount of $65,000,000 (the "EXISTING CREDIT FACILITY").

      B. Pursuant to that Purchase and Sale Agreement dated January 22, 1999 (the "PURCHASE AGREEMENT") by and between the Company, BEI Electronics Ireland Limited, a private limited liability company organized under the laws of the Republic of Ireland and a wholly-owned subsidiary of the Company ("BEI"), Ascend Communications, Inc., a Delaware corporation ("ASCEND"), and Stratus Computer Ireland, a private unlimited liability company organized under the laws of the Republic of Ireland and a wholly-owned subsidiary of Ascend ("STRATUS"), the Company will purchase certain assets and transfer certain employees from Stratus (the "ACQUISITION").

      C. The Company, the Administrative Agent, and the Lenders desire to amend and restate the Existing Credit Agreement in order to finance the general purposes of the Company and the Acquisition.

      D. Credit Lyonnais, New York Branch, no longer desires to be a Lender under this Agreement, and is being replaced by Compass Bank.


                                  AGREEMENT:

      In consideration of the mutual covenants and agreements herein contained, the Company, the Administrative Agent, the Issuing Bank and the Lenders agree as follows:

                                   ARTICLE 1
                           DEFINITIONS; CONSTRUCTION

      Section 1.1 DEFINITIONS. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined). Reference to any party to a Financing Document means that party and its successors and assigns.

            "ACQUISITION" shall have the meaning set forth in the recitals hereof.

            "ADMINISTRATIVE AGENT" shall mean Chase Bank of Texas, N.A., acting in the manner and to the extent described in Article 8.

            "ADVANCE NOTICE" shall mean written or telecopy notice (with telephonic confirmation in the case of telecopy notice), which in each case shall be irrevocable, from the Company to be received by the

Administrative Agent before 11:00 a.m. (Houston, Texas time), by the number of Business Days in advance of any Borrowing, conversion, continuation or prepayment of any Loan or Loans pursuant to this Agreement as respectively indicated below:

                  (a)   Eurodollar Loans  - 3 Business Days; and

                  (b)   Base Rate Loans  - Same Business Day.

For the purpose of determining the respectively applicable Loans in the case of the conversion from one Type of Loan into another, the Loans into which there is to be a conversion shall control. The Administrative Agent, the Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by the Company, and the Company hereby waives the right to dispute the authenticity and validity of any such transaction once the Administrative Agent or any Lender has advanced funds or the Issuing Bank has issued Letters of Credit, absent manifest error.

            "AFFILIATE" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to either (a) vote 10% or more of the securities having ordinary voting power for election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

            "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the sum of all of the Lenders' Revolving Credit Exposures.

            "AGREEMENT" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

            "APPLICABLE COMMITMENT FEE PERCENTAGE" shall mean, on any day and with respect to any Revolving Credit Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information (said calculation to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Information for the applicable period):


         DEBT RATIO          APPLICABLE COMMITMENT
                                 FEE PERCENTAGE
-----------------------------------------------
Greater than or equal to 1.50        0.30%
Greater than or equal to 1.00
and less than 1.50                   0.25%
Less than 1.00                       0.20%

Each change in the Applicable Commitment Fee Percentage based on a change in the Current Information (or the Company's failure to deliver the Current Information) shall be effective as of the date the financial statements are due pursuant to Sections 5.10(a) or (b) (but based upon Current Information for the immediately preceding Rolling Period), or if such day is not a Business Day, then the first Business Day thereafter. Notwithstanding the foregoing, (A) for the period from the Closing Date through the date the financial statements are due for the fiscal quarter ending March 31, 1999, the initial Applicable Commitment Fee Percentage will be 0.30% and (B) if at any time after the date the financial statements are due for the fiscal quarter ending March 31, 1999, the Company fails to deliver Current Information on or before the date required pursuant to Section 5.10 (without regard to grace periods), the Applicable Commitment Fee Percentage will be 0.30% from the date such Current Information is due pursuant to Section 5.10 (without regard to grace periods) through the date the Administrative Agent receives all Current Information then due pursuant to Section 5.10.

            "APPLICABLE MARGIN" shall mean, on any day and with respect to any Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information (said calculation to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Information for the applicable period):


         DEBT RATIO           EURODOLLAR LOAN       BASE RATE LOAN
                             APPLICABLE MARGIN        APPLICABLE
                                 PERCENTAGE       MARGIN PERCENTAGE
-------------------------------------------------------------------
Greater than or equal to 2.00      1.625%               0.00%
Greater than or equal to 1.50
but less than 2.00                 1.250%               0.00%

Greater than or equal to 1.00
but less than 1.50                 1.000%               0.00%

Less than 1.00                     0.875%               0.00%

Each change in the Applicable Margin based on a change in the Current Information (or the Company's failure to deliver the Current Information) shall be effective as of the date the financial statements are due pursuant to Sections 5.10(a) or (b) (but based upon Current Information for the immediately preceding Rolling Period), or if such day is not a Business Day, then the first Business Day thereafter. Notwithstanding the foregoing, (A) for the period from the Closing Date through the date the financial statements are due for the fiscal quarter ending March 31, 1999, the initial Eurodollar Loan Applicable Margin will be 1.25% and the initial Base Rate Loan Applicable Margin will be 0.00% and (B) if at any time after the date the financial statements are due for the fiscal quarter ending March 31, 1999, the Company fails to deliver Current Information on or before the date required pursuant to Section 5.10 (without regard to grace periods), the Eurodollar Loan Applicable Margin will be 1.625% and the Base Rate Loan Applicable Margin will be 0.00% from the date such Current Information is due pursuant to Section 5.10 (without regard to grace periods) through the date the Administrative Agent receives all Current Information then due pursuant to Section 5.10.

            "APPLICABLE PERCENTAGE" shall mean, with respect to any Lender, such Lender's Revolving Credit Percentage and/or such Lender's Term Loan Percentage, as applicable.

            "APPLICATION" shall mean an "Application and Agreement for Letters of Credit," or similar instruments or agreements, entered into between the Company and the Issuing Bank in connection with any Letter of Credit.

            "ARRANGER" shall mean Chase Securities, Inc.

            "ASCEND" shall have the meaning set forth in the recitals hereof.

            "ASSIGNMENT AND ACCEPTANCE" shall have the meaning provided in
Section 9.7.

            "BANKRUPTCY CODE" shall have the meaning provided in Section 7.8.

            "BASE RATE" shall have the meaning provided in Section 2.6(a).

            "BASE RATE LOAN" shall mean a Revolving Credit Loan or a Term Loan bearing interest at the rate provided in Section 2.6(a).

            "BEI" shall have the meaning set forth in the recitals hereof.

            "BORROWING" shall mean a borrowing pursuant to a Borrowing Request or a continuation or a conversion pursuant to Section 2.11 consisting, in each case, of the same Type of Loans having, in the case of Eurodollar Loans, the same Interest Period (except as otherwise provided in Sections 2.14 and 2.15) and made previously or being made concurrently by all of the Lenders.

            "BORROWING BASE" shall mean at any time the amount equal to the sum of 75% of Eligible Accounts PLUS 25% of Eligible Inventory.

            "BORROWING BASE REPORT" shall mean the report of the Company concerning the amount of the Borrowing Base, to be delivered pursuant to Section 5.10(d), substantially in the form attached as EXHIBIT G.

            "BORROWING REQUEST" shall mean a request for a Borrowing pursuant to
Section 2.2, substantially in the form attached as EXHIBIT C.

            "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Houston, Texas AND, if the applicable Business Day relates to Eurodollar Loans, on which trading is carried on by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

            "CAPITAL EXPENDITURES" shall mean, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized on the consolidated balance sheet of the Company) by the Company and its Subsidiaries during such period, that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount equal to any insurance proceeds received in connection with such destruction or damage.

            "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

            "CASH INTEREST EXPENSE" shall mean as of the date of determination thereof the sum of all cash payments of interest and prepayment charges, if any, including, without limitation, all net amounts payable (or receivable) under interest rate protection agreements and all imputed interest in respect of capital lease obligations paid by the Company and its Subsidiaries on a consolidated basis during such period.

            "CHANGE OF CONTROL" shall mean any of the following events or circumstances: if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing Date), directly or indirectly, of more than 50% of the total voting power of all outstanding Voting Stock of the Company.

            "CHASE" shall mean Chase Bank of Texas, N.A., in its individual capacity or as the Issuing Bank, as the case may be, and not as Administrative Agent.

            "CLOSING DATE" shall mean the "as of" date of this Agreement set forth in the first paragraph hereof.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

            "COMMITMENTS" shall mean, for any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

            "COMPANY" shall have the meaning set forth in the initial paragraph hereof.

            "CONSOLIDATED NET INCOME" shall mean, for the period of determination thereof, the net income (or loss) of the Company and its Subsidiaries during such period, calculated and consolidated or combined in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business, and (ii) the cumulative effect of a change in accounting principals and any gains or losses attributable to writeups or writedowns of assets.

            "CONSOLIDATED NET TANGIBLE ASSETS" shall mean the total assets of the Company and its Subsidiaries less, without duplication, (i) intangible assets including, without limitation, goodwill, research and development costs, trademarks, trade names, patents, franchises, copyrights, licenses and like general intangibles, experimental or organizational expense, the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary, unamortized debt discount and expense carried as an asset, all reserves and any write-up in the book of value of assets made after the Closing Date (as defined in the Existing Credit Agreement) (other than write-ups of assets of a going concern business made within 12 months after the acquisition of such business), net of accumulated amortization and (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state and other income taxes).

            "CONSOLIDATED TANGIBLE NET WORTH" shall mean, at any time,

                  (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, MINUS

                  (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, MINUS

                  (c) the net book amount of all assets of the Company and its
            Subsidiaries (after deducting any reserves applicable thereto) that would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

            "COVER" when required by this Agreement for Letter of Credit Liabilities, shall be effected by paying to the Administrative Agent in immediately available funds an amount equal to the maximum amount of each applicable Letter of Credit available for drawing at any time, to be held by the Administrative Agent in a collateral account maintained by the Administrative Agent at its Payment Office, which the Company hereby collaterally assigns to the Administrative Agent as security for the Lender Indebtedness. Such amount shall be retained by the Administrative Agent in such collateral account (as security for the Lender Indebtedness) until such time as the applicable Letter of Credit shall have expired and the Reimburse ment Obligations, if any, with respect thereto shall have been fully satisfied.

            "CURRENT ASSETS" shall mean all assets of a Person which under GAAP would be classified as current assets (excluding any cash or cash equivalents but only to the extent same are outstanding under the Revolving Credit Notes and shown as cash on the Company's balance sheet).

            "CURRENT INFORMATION" shall mean, as of any day, the financial statements and other related information for any applicable period most recently required to be delivered to the Administrative Agent pursuant to Sections 5.10(a), 5.10(b) and 5.10(c).

            "CURRENT LIABILITIES" shall mean all liabilities of a Person which under GAAP would be classified as current liabilities, other than current maturities of long term debt and the obligation to repay the Revolving Credit Loans.

            "CURRENT RATIO" shall mean, on any day, the ratio of (a) Current Assets of the Company and its Subsidiaries on a consolidated basis to (b) Current Liabilities of the Company and its Subsidiaries on a consolidated basis.

            "DEBT RATIO" shall mean, on any day, the ratio of (a) Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the date of determination to (b) EBITDA for the Rolling Period ending on the most recent Quarterly Date as of the date of determination.

            "DEBT SERVICE" shall mean the sum of (a) Cash Interest Expense and
(b) scheduled principal payments on Indebtedness for the applicable period.

            "DEFAULT" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

            "DOCUMENTARY LETTER OF CREDIT" shall mean a letter of credit issued pursuant to this Credit Agreement that supports payment or performance for a single identified purchase or exchange of products in the ordinary course of business of the Company or its Subsidiaries.

            "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean, as to the Company and its Subsidiaries on a consolidated basis and for any period, without duplication, the amount equal to Consolidated Net Income, PLUS to the extent deducted from net income, Interest Expense, depreciation, amortization, other non-cash charges and income tax expenses.

            "ELIGIBLE ACCOUNT" shall mean at any time the invoice or ledger amount owing on each account (which shall mean (a) any "account" as such term is defined in Section 9.106 of the UCC and (b) any "chattel paper" as such term is defined in Section 9.105(a)(2) of the UCC) of the Company or any of its Subsidiaries (net of any credit balance, returns, trade discounts, or unbilled amounts or retention) for which each of the following statements is accurate and complete (and the Company by including such account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, the Issuing Bank and the Lenders the accuracy and completeness of such statements):

            (1) Said account is a binding and valid obligation of the obligor thereon in full force and effect;

            (2) Said account is genuine as appearing on its face or as represented in the books and records of Company or any of its Subsidiaries, as applicable;

            (3) Said account is free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise;

            (4) Payment of said account is less than 90 days past due as determined by the due date stated on the invoice therefor (or, if said account is not paid by reference to an invoice in the ordinary course of business but instead by reference to the terms of the agreements creating said account, said account has not remained unpaid beyond 90 days after the due date therefor) or, if said account is a right to payment for goods that have been shipped to the purchaser thereof, but for which such purchaser has not yet been billed for payment, such goods were not shipped more than 10 days prior to the date of determination;

            (5) Said account is net of concessions, offset or understandings with the obligor thereon that in any way could reasonably be expected to adversely affect the payment of said account;

            (6) If such account and other accounts are owed by a creditor of the Company or any of its Subsidiaries, the amount of all such accounts included as Eligible Accounts shall be the amount by which all such accounts exceeds the aggregate accounts payable owed by the Company or such Subsidiary to such creditor;

            (7) The obligor on said account is not (a) an Affiliate of the Company or any of its Subsidiaries, or (b) an employee of the Company or any of the Subsidiaries;

            (8) Said account arose in the ordinary course of business of the Company or any of its Subsidiaries, as applicable;

            (9) Said account is not payable by an obligor who is more than 91 days past due with regard to 20% or more of the total accounts owed to the Company or its Subsidiaries by such obligor or any of its Affiliates;

            (10) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

            (11) The obligor on said account is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business;

            (12) In the case of the sale of goods, the subject goods have been sold to an obligor on a true sale basis on open account, or subject to contract, and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement, no material part of the subject goods has been returned, rejected, lost or damaged, and said account is not, evidenced by chattel paper or an instrument of any kind; and

            (13) In the case of accounts owed by account debtors which are not wholly-owned subsidiaries of a company domiciled in the United Sates of America which have their principal place of business outside of the United States of America ("FOREIGN ACCOUNTS RECEIVABLE"), such Foreign Accounts Receivable shall not collectively constitute greater than 10% of Eligible Accounts (exclusive of any Foreign Accounts Receivable which is backed by a letter of credit reasonably acceptable to the Administrative Agent);

      PROVIDED THAT, if any Eligible Account, when added to all other accounts that are obligations of the same obligor and its Affiliates, results in a total sum that exceeds 25% of the total balance then due on all Eligible Accounts (without giving effect to any reduction in Eligible Accounts pursuant to this proviso), the amount of said account in excess of 25% of such total balance then due shall be excluded from Eligible Accounts.

            "ELIGIBLE INVENTORY" shall mean, at any time, all "inventory" (as such term is defined in Section 9.109(4) of the UCC) of the Company and its Subsidiaries for which each of the following statements is accurate and complete (and the Company by including such inventory in any computation of the Borrowing Base shall be deemed to represent and warrant to the Administrative Agent, the Issuing Bank and each Lender the accuracy and completeness of such statements):

            (a) Said inventory shall be valued on the lower of cost (determined on a FIFO basis) or market in accordance with GAAP and (1) shall include raw materials and finished goods but (2) shall not include goods that are classified as work-in-progress;

            (b) Said inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it or its use and/or sale and is either currently usable or currently salable in the normal course of business of the Company and its Subsidiaries;

            (c) Said inventory is in possession of the Company or its Subsidiaries;

            (d) Said inventory does not include goods that are not owned by the Company or its Subsidiaries or that are held by the Company or its Subsidiaries pursuant to a consignment agreement or that are used for demonstrations and display.

            "ENVIRONMENTAL LAWS" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; PROVIDED, HOWEVER, in the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such changed meaning shall apply subsequent to the effective date of such amendment, and PROVIDED, FURTHER, that, to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

            "EQUITY" means shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of the Company or any of the Company's Subsidiaries.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

            "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

            "ERISA TERMINATION EVENT" shall mean (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under Subsections .14, .18, .19 or .20 of Part 2615 of the PBGC regulations), (b) the withdrawal of the Company, a Subsidiary of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

            "EURODOLLAR LOAN" shall mean a Revolving Credit Loan or a Term Loan a bearing interest at the rate provided in Section 2.6(b).

            "EURODOLLAR RATE" shall mean, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the product of (a) (1) the interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period comparable to the Interest Period for such Eurodollar Loan, as shown under the heading "USD" at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period or (2) if the rate in clause (1) of this definition is not shown for any particular day, the average interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) offered to the Reference Banks in the interbank Eurodollar market for Dollar deposits of amounts in funds comparable to the principal amount of the

Eurodollar Loan to which such Eurodollar Rate is to be applicable with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 a.m. (Houston, Texas time) two Business Days prior to the commencement of such Interest Period, times (b) Statutory Reserves.

            "EVENT OF DEFAULT" shall have the meaning provided in Article 7.

            "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located, and (c) in the case of a Foreign Lender any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to
Section 2.20(a).

            "EXISTING CREDIT AGREEMENT" shall have the meaning set forth in the recitals hereof.

            "EXISTING CREDIT FACILITY" shall have the meaning set forth in the recitals hereof.

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the per annum rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTER" shall mean the letter agreement dated January 22, 1999, regarding fees, executed by Chase and Arranger and accepted and agreed to by the Company as of January 22, 1999.

            "FIFO" shall mean first in first out.

            "FINANCIAL STATEMENTS" shall mean the audited consolidated financial statements of the Company for the Fiscal Year ended December 31, 1998, and the unaudited consolidated financial statements of the Company for the Fiscal Quarters ended March 31, 1998, June 30, 1998, and September 30, 1998.

            "FINANCING DOCUMENTS" shall mean this Agreement, the Notes, the Guaranty Agreements, the Applications, Letters of Credit, Borrowing Requests, Borrowing Base Reports, the Fee Letter, and the other documents, instruments or agreements described in Sections 3.1 and 3.2, together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of the Company or its Subsidiaries hereunder or thereunder) now or hereafter entered into in connection with the Loans or the Lender Indebtedness, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

            "FISCAL QUARTER" shall mean the fiscal quarter of the Company, ending on the last day of each March, June, September and December of each year.

            "FISCAL YEAR" shall mean the fiscal year of the Company, ending on December 31st of each year.

            "FIXED CHARGE COVERAGE RATIO" shall mean the ratio for the relevant period of (i) EBITDA plus operating lease and rental expenses and less cash taxes to (ii) Debt Service plus Capital Expenditures plus operating lease and rental expenses.

            "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, each State thereof, or the District of Columbia.

            "GAAP" shall mean generally accepted accounting principles as applied in accordance with Section 1.2.

            "GOVERNMENTAL AUTHORITY" shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Company, or any Subsidiary of the Company, or any Property (including, but not limited to, the use and/or sale thereof) of the Company or any such Subsidiary, or any Plan.

            "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

            "GUARANTY AGREEMENTS" shall mean, collectively the Subsidiary Guaranties.

            "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Lender Indebtedness, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or law of the United States of America applicable to such Lender and the Transactions, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

            "INDEBTEDNESS" of any Person shall mean:

            (a) all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;

            (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money);

            (d) all Capital Lease Obligations in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

            (e) all guaranties (direct or indirect), and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness (as described in the other clauses of this definition) of other Persons;

            (f) Indebtedness (as described in the other clauses of this definition) of others secured by any Lien upon Property owned by such Person, whether or not assumed;

            (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of other Persons; and

            (h) the net amount of obligations of such Person under agreements of the types described in the definition of Interest Rate Swap Agreements.

            "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

            "INTERCOMPANY INDEBTEDNESS" shall mean any Indebtedness owed to and held by the Company or any Wholly Owned Subsidiary; PROVIDED that any subsequent issuance or transfer of any capital stock or similar equity interest which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof.

            "INTEREST COVERAGE RATIO" shall mean, on any day, the ratio of (a) EBITDA less Capital Expenditures for the Rolling Period ending on the then most recent Quarterly Date to (b) Cash Interest Expense during such Rolling Period.

            "INTEREST EXPENSE" shall mean, as to the Company and its Subsidiaries on a consolidated basis and for any period, without duplication, total interest expenses, whether paid or accrued as liabilities (including the interest component of Capital Lease Obligations), with respect to all outstanding Indebtedness, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financing or letters of credit and net costs under any Interest Rate Swap Agreement to the extent that such costs are included within interest expense under GAAP.

            "INTEREST PERIOD" shall mean, with respect to each Borrowing of Eurodollar Loans, an interest period complying with the terms and provisions of
Section 2.7.

            "INTEREST RATE SWAP AGREEMENT" shall mean any rate swap, rate cap, rate floor, rate collar, forward rate agreement, futures or other rate protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates.

            "ISSUING BANK" shall mean, for each Letter of Credit, Chase, as the issuing bank for such Letter of Credit.

            "LENDER" and "LENDERS" shall have the respective meaning set forth in the opening paragraph hereof.

            "LENDER INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Company to the Administrative Agent, the Issuing Bank or the Lenders with respect to or in connection with the Loans, any Letter of Credit Liabilities, the Notes, any Interest Rate Swap Agreement, this Agreement, or any other Financing Document and, as to Interest Rate Swap Agreements, any and all amounts owing or to be owing by the Company thereunder to any Affiliate of any Lender that has entered into an Interest Rate Swap Agreement with the Company.

            "LENDING OFFICE" shall mean for each Lender the office specified opposite such Lender's name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

            "LETTERS OF CREDIT" shall have the meaning assigned such term in
Section 2.3(a).

            "LETTER OF CREDIT LIABILITIES" shall mean, at any time and in respect of any Letter of Credit, the sum of (a) the amount available for drawings under such Letter of Credit as of the date of determination plus (b) the aggregate unpaid amount of all Reimbursement Obligations due and payable as of the date of determination in respect of previous drawings made under such Letter of Credit.

            "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract, constitutional, common, or statutory law, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            "LOAN" shall mean a Revolving Credit Loan or a Term Loan and "LOANS" shall mean collectively the Revolving Credit Loans or the Term Loans or one or more of them as provided herein.

            "MARGIN STOCK" shall have the meaning provided in Regulations U and X.

            "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on (a) the business, operations, assets, liabilities, condition (financial or otherwise), or results of operations of the Company, on an individual basis, or the Company and its Subsidiaries taken as a whole, (b) the ability of the Company on an individual basis to carry out its business or of the Company and its Subsidiaries taken as a whole to carry out their business, or (c) the ability of the Company and its Subsidiaries, taken as a whole, to perform the obligations under the Notes, this Agreement or the other Financing Documents in accordance with their respective terms.

            "MAXIMUM AVAILABLE AMOUNT" shall mean, at any date, an amount equal to the lesser of (a) the aggregate Revolving Credit Commitments as of such date, and (b) the Borrowing Base as of such date.

            "NET WORTH" shall mean, at any time and from time to time, the net worth of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

            "NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement dated July 30, 1996, executed by the Company and The Northwestern Mutual Life Insurance Company in connection with the Senior Notes, and any and all amendments and supplements thereto.

            "NOTES" shall mean the Revolving Credit Notes and the Term Notes.

            "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "PAYMENT OFFICE" shall mean the Administrative Agent's office located at 1111 Fannin Street, Houston, Texas 77002; Attention: Gale Manning (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

            "PERSON" shall mean any individual, partnership, firm, corporation (including, but not limited to the Company), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof; PROVIDED, HOWEVER, for the purpose of the definition of "Change of Control," "PERSON" shall mean a "person" or group of persons within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

            "PLAN" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA (including, but not limited to, an employee pension benefit plan, such as a foreign plan, which is not subject to the provisions of ERISA), which (a) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary of the Company or an ERISA Affiliate, or (b) was at any time during the six preceding Fiscal Years sponsored, maintained or contributed to by the Company, a Subsidiary of the Company or an ERISA Affiliate.

            "PLEDGE AGREEMENT" shall have the meaning set forth in Section 5.11.

            "PRIME RATE" shall mean the rate which the Administrative Agent announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "PURCHASE AGREEMENT" shall have the meaning set forth in the recitals hereof.

            "QUARTERLY DATES" shall mean the last day of each March, June, September and December in each year.

            "REFERENCE BANKS" shall mean the Administrative Agent.

            "REGISTER" shall have the meaning assigned in Section 9.7(c).

            "REGULATION D", "REGULATIONS U AND X" shall mean, respectively, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as such regulations are from time to time in effect and any successor regulations thereto.

            "REIMBURSEMENT OBLIGATIONS" shall mean, at any date, the obligations of the Company then outstanding in respect of the Letters of Credit, to reimburse the Administrative Agent for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under the Letters of Credit.

            "REQUIRED LENDERS" shall mean at any time, the Lenders having 66 2/3% or more of the combined aggregate amount at such time of Term Loans then outstanding and the Revolving Credit Commitments, or in the case of the termination or expiration of the Revolving Credit Commitments, the aggregate amount of Revolving Credit Loans then outstanding.

            "RESPONSIBLE OFFICER" shall mean, with respect to any corporation, the chairman of the board, the president, any vice president, the chief executive officer or the chief operating officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, the treasurer, the controller, or any equivalent officer (regardless of his or her title). Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

            "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, capital stock (other than payment of distribution, or incurrence of a liability therefor to the extent payable among the affiliated companies or in capital stock) or (ii) distribution on account of the purchase, redemption or other retirement of any such capital stock (other than any payment, redemption or retirement among Affiliates or in capital stock).

            "REVOLVING CREDIT COMMITMENT" shall have the meaning assigned such term in Section 2.1(c).

            "REVOLVING CREDIT EXPOSURE" shall mean, at any time and as to each Lender, the sum of (a) the aggregate principal amount of the Revolving Credit Loans made by such Lender outstanding as of such date plus (b) such Lender's Revolving Credit Percentage of the aggregate amount of all Letter of Credit Liabilities as of such date.

            "REVOLVING CREDIT LOAN" shall have the meaning provided in Section 2.1(a); the Revolving Credit Loans shall not include any Letter of Credit Liabilities.

            "REVOLVING CREDIT MATURITY DATE" shall mean March 31, 2004.

            "REVOLVING CREDIT NOTE" shall mean a promissory note of the Company described in Section 2.5(a) payable to any Lender and being substantially in the form of EXHIBIT A, evidencing the aggregate Indebtedness of the Company to such Lender resulting from Revolving Credit Loans made by such Lender.

            "REVOLVING CREDIT PERCENTAGE" shall mean as to any Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which such Lender's Revolving Credit Exposure at such time constitutes of the Aggregate Revolving Credit Exposure at such time).

            "ROLLING PERIOD" shall mean any period of four consecutive Fiscal Quarters (or, if less, the number of full Fiscal Quarters subsequent to the Closing Date).

            "SENIOR NOTES" shall mean the 8.02% Senior Notes, due July 31, 2006, issued by the Company pursuant to the Note Purchase Agreement in an amount of up to $30,000,000.

            "SOLVENT" shall mean with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

            "STANDBY LETTER OF CREDIT" shall mean a letter of credit that (a) is used in lieu or in support of performance guarantees or performance, surety or other similar bonds (but expressly excluding stay and appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by the Company or any of its consolidated Subsidiaries, or (d) supports payment or performance for identified purchases or exchanges of products in the ordinary course of business.

            "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Lenders are subject for Eurocurrency Liabilities (as defined in Regulation D) or any other category of deposits or liabilities by reference to which the Eurodollar Rate is determined. Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "STRATUS" shall have the meaning set forth in the recitals hereof.

            "SUBSIDIARY" of any Person shall mean a corporation, limited liability company, partnership or other entity of which a majority of the outstanding shares of stock of each class having ordinary voting power or other equity interests is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

            "SUBSIDIARY GUARANTY" shall mean any and all Guaranty Agreements executed by each domestic Subsidiary of the Company, in form and substance satisfactory to the Administrative Agent, as amended, modified, renewed, supplemented or restated from time to time.

            "SUBSIDIARY INDEBTEDNESS" as to any Subsidiary, shall mean (a) Intercompany Indebtedness, and (b) other Indebtedness (other than Subsidiary Indebtedness) of such Subsidiary permitted by Section 6.2.

            "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "TERM LOAN" shall have the meaning set forth in Section 2.1(a).

            "TERM NOTE" shall mean a promissory note of the Company described in
Section 2.5(b) payable to any Lender, being substantially in the form of EXHIBIT B and executed on February 23, 1998, evidencing the aggregate Indebtedness of the Company to such Lender resulting from the Term Loans made by such Lender.

            "TERM LOAN COMMITMENT" shall have the meaning assigned such term in
Section 2.1(d).

            "TERM LOAN MATURITY DATE" shall mean March 31, 2003.

            "TERM LOAN PERCENTAGE" shall mean as to any Lender, at any time after the Closing Date, the percentage which such Lender's Term Loans then outstanding constitutes of the Term Loans then outstanding.

            "TRANSACTIONS" shall mean the transactions provided for in and contemplated by this Agreement and the other Financing Documents.

            "TYPE" of Loan shall mean a Base Rate Loan or Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas or, where applicable as to specific Collateral, any other relevant state.

            "VOTING STOCK" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary of the Company all the capital stock or other equity interests of which (other than directors' qualifying shares and shares held by other than the Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or one of its Subsidiaries) is owned by the Company or one or more Wholly Owned Subsidiaries.

      Section 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the Financial Statements (except for changes concurred with by the Company's independent public accountant).

      Section 1.3 OTHER DEFINITIONAL TERMS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.


                                    ARTICLE 2
                            AMOUNT AND TERMS OF LOANS

      Section    2.1    LOANS AND COMMITMENTS.

            (a) LOANS. Subject to the terms and conditions and relying on the representations and warranties contained herein (1) each Lender has made, pursuant to the Existing Credit Agreement, a term loan pursuant to its Term Loan Commitment (each a "TERM LOAN") to the Company, and (2) on any Business Day on and after the Closing Date, but prior to the Revolving Credit Maturity Date, each Lender severally agrees to make revolving credit loans (each a "REVOLVING CREDIT LOAN") to the Company. Except for in connection with a continuation or conversion pursuant to
Section 2.11, any Term Loan that is repaid or prepaid may not be reborrowed.

            (b) TYPES OF LOANS. The Revolving Credit Loans and the Term Loans made pursuant hereto by each Lender shall, at the option of the Company, be either Base Rate Loans or Eurodollar Loans and may be continued or converted pursuant to Section 2.11, provided that, except as otherwise specifically provided herein, all Loans made pursuant to the same Borrowing shall be of the same Type.

            (c) REVOLVING CREDIT COMMITMENTS. Each Lender's Revolving Credit Exposure shall not exceed at any one time the amount set forth opposite such Lender's name on Annex I under the caption "Revolving Credit Commitment" (as the same may be reduced pursuant to Section 2.9 or otherwise from time to time modified pursuant to Section 9.7, its "REVOLVING CREDIT COMMITMENT," and collectively for all Lenders, the "REVOLVING CREDIT COMMITMENTS"); PROVIDED, HOWEVER, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time; and, PROVIDED, FURTHER, the aggregate principal amount of all Revolving Credit Loans at any one time outstanding shall not exceed the difference between
(1) the Maximum Available Amount in effect at such time, and (2) the aggregate amount of all Letter of Credit Liabilities at such time. There may be more than one Borrowing with respect to Revolving Credit Loans on any day. Within the foregoing limits and subject to the conditions set out in Article 3, the Company may obtain Borrowings of Revolving Credit Loans, repay or prepay such Revolving Credit Loans, and reborrow such Revolving Credit Loans.

            (d) TERM LOAN COMMITMENTS. The Term Loans made pursuant hereto by each Lender shall not exceed in aggregate principal amount outstanding the amount set forth opposite such Lender's name on Annex I under the caption "Term Loan Commitment" (its "TERM LOAN COMMITMENT," and collectively for all Lenders, the "TERM LOAN COMMITMENTS"). Any portion of each such Lender's Term Loan Commitment not utilized on the Closing Date, as defined in the Existing Credit Agreement, shall be permanently canceled. Any Term Loans that are repaid or prepaid may not be reborrowed.

            (e) AMOUNTS OF BORROWINGS, ETC. The aggregate principal amount of each Borrowing (1) of Eurodollar Loans shall be not less than $500,000 and shall be in an integral multiple of $500,000, and (2) of Base Rate Loans hereunder shall be not less than $500,000 and shall be in an integral multiple of $500,000, except that any Borrowing of Revolving Credit Loans that are Base Rate Loans may be in the aggregate amount of the unused Maximum Revolving Credit Loan Amount in effect at such time. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Company shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than five (5) separate Borrowings of Eurodollar Loans being outstanding at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

      Section    2.2    BORROWING REQUESTS.

            (a) BORROWING REQUESTS. Whenever the Company desires to make a Borrowing hereunder, it shall give Advance Notice in the form of a Borrowing Request, specifying, subject to the provisions hereof (1) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (2) the date of Borrowing (which shall be a Business Day), (3) whether the Revolving Credit Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurodollar Loans, and (4) in the case of Eurodollar Loans, the Interest Period to be applicable thereto.

            (b) NOTICE BY ADMINISTRATIVE AGENT. The Administrative Agent shall promptly give each Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing, of such Lender's Applicable Percentage thereof and of the other matters covered by the Advance Notice. The Company hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

      Section    2.3    LETTERS OF CREDIT.

            (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Company shall have the right, in addition to Revolving Credit Loans provided for in Section 2.1, to utilize the Revolving Credit Commitments from time to time prior to the Revolving Credit Maturity Date by obtaining the issuance of either Documentary Letters of Credit or Standby Letters of Credit for the account of the Company by the Issuing Bank if the Company shall so request in the notice referred to in Section 2.3(b)(1) (such letters of credit being collectively referred to as the "LETTERS OF CREDIT"); PROVIDED, HOWEVER, that the Aggregate Revolving Credit Exposure at any one time outstanding shall not exceed the Maximum Available Amount in effect at such time and the aggregate of all Letter of Credit Liabilities at any one time outstanding shall not exceed $5,000,000. The Letters of Credit shall be denominated in Dollars and may be issued to support the obligations of the Company or any of its Subsidiaries. Upon the date of the issuance of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation, to the extent of such Lender's Revolving Credit Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit issued pursuant to this Agreement shall have an expiry date beyond the earlier of one year after the date of issuance or five days prior to the Revolving Credit Maturity Date. Any Letter of Credit may give the beneficiary thereof either the right to draw upon the Letter of Credit upon its expiry date or the right to automatically extend the expiry date thereof for periods of up to one year per extension; PROVIDED that no such extension shall extend the expiry date beyond five days prior to the Revolving Credit Maturity Date.

            (b) ADDITIONAL LETTER OF CREDIT PROVISIONS. The following additional provisions shall apply to each Letter of Credit:

                  (1) The Company shall give the Administrative Agent and the Issuing Bank at least three Business Days' prior notice (effective upon receipt), or in each case, such shorter period as may be agreed to by the Administrative Agent and the Issuing Bank, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and describing:
      (A) the face amount of the Letter of Credit, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) information concerning the transaction proposed to be supported by such Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Administrative Agent or the Issuing Bank may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; PROVIDED that the Issuing Bank, in its reasonable judgment, may require changes in such documents and certificates; and PROVIDED FURTHER that the Issuing Bank shall not be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the next Business Day following receipt by the Issuing Bank of such documents and certificates. Each such notice shall be accompanied by the Issuing Bank's Application and by a certificate executed by a Responsible Officer setting forth calculations evidencing availability for such Letter of Credit pursuant to
      Section 2.3(b)(2) and stating that all conditions precedent to such issuance have been satisfied. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable

      Application, be subject to, as applicable, either the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or International Standby Practices (ISP98) International Chamber of Commerce Publication No. 590 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

                  (2) No Letter of Credit may be issued if after giving effect thereto the Aggregate Revolving Credit Exposure would exceed the Maximum Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or have been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Percentage of the amount of the Letter of Credit Liabilities related to such Letter of Credit.

                  (3) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify the Company and the Administrative Agent of such demand (provided that the failure of the Issuing Bank to give such notice shall not affect the Reimbursement Obligations of the Company hereunder) and the Company shall immediately, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date of such drawing, reimburse the Administrative Agent for the account of the Issuing Bank for any amount paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing. Unless prior to 10:00 a.m. (Houston, Texas time) on the date of such drawing, the Company shall have either notified the Issuing Bank and the Administrative Agent that the Company intends to reimburse the Administrative Agent for the account of the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans or delivered to the Administrative Agent a Borrowing Request for Revolving Credit Loans in an amount equal to such drawing, the Company will be deemed to have given a Borrowing Request to the Administrative Agent requesting that the Lenders make Revolving Credit Loans which shall be Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing; PROVIDED THAT such Loans shall be subject to (A) the satisfaction of the conditions in Article 3 and (B) the existence of Revolving Credit Loan availability pursuant to Section 2.1(c) hereof (after giving effect to repayment of the applicable Reimbursement Obligations with the proceeds of the proposed Revolving Credit Loans). Subject to the preceding sentence, if so requested by the Administrative Agent, each of the Lenders shall, on the date of such drawing, make such Revolving Credit Loans in an amount equal to such Lender's Revolving Credit Percentage of such drawing or the full amount of the unused Revolving Credit Loan available pursuant to Section 2.1(c), as applicable, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank to the extent of such proceeds.

                  (4) If the Company fails to reimburse the Issuing Bank as provided in clause (3) above for any reason, including, but not limited to, failure to satisfy the conditions in Article 3 or insufficient unused Revolving Credit Loan availability pursuant to Section 2.1(c), the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Revolving Credit Percentage. Each Lender will pay to the Administrative Agent for the account of the Issuing Bank on the date of such notice an amount equal to such Lender's Revolving Credit Percentage of such unreimbursed drawing (or, if such notice is made after 1:00 p.m. (Houston, Texas time) on such date, on the next succeeding Business Day). If any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this clause (4), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for one Business Day and thereafter at the Base Rate. Nothing in this clause (4) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this clause (4) if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall pay to the Administrative Agent and the Administrative Agent to each Lender such Lender's Revolving Credit Percentage of all amounts received from the Company for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this clause (4).

                  (5) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in the form and contain such terms as shall be reasonably satisfactory to the Issuing Bank, and that the Company shall have executed and delivered such other instruments and agreements relating to the Letter of Credit as the Issuing Bank shall have reasonably requested and that are not inconsistent with the terms of this Agreement including the Issuing Bank's Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

                  (6) AS BETWEEN THE COMPANY AND THE ISSUING BANK, THE COMPANY ASSUMES ALL RISKS OF THE ACTS AND OMISSIONS OF OR MISUSE OF THE LETTERS OF CREDIT ISSUED BY THE ISSUING BANK BY THE RESPECTIVE BENEFICIARIES OF SUCH LETTERS OF CREDIT. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, THE ISSUING BANK SHALL NOT BE RESPONSIBLE: (A) FOR THE FORM, VALIDITY, SUFFICIENCY, ACCURACY, GENUINENESS OR LEGAL EFFECT OF ANY DOCUMENT SUBMITTED BY ANY PERSON IN CONNECTION WITH THE APPLICATION FOR OR ISSUANCE OF SUCH LETTERS OF CREDIT, EVEN IF IT SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, INACCURATE, FRAUDULENT OR FORGED; (B) FOR THE VALIDITY OR SUFFICIENCY OF ANY INSTRUMENT TRANSFERRING OR ASSIGNING OR PURPORTING TO TRANSFER OR ASSIGN ANY SUCH LETTER OF CREDIT OR THE RIGHTS OR BENEFITS THEREUNDER OR PROCEEDS THEREOF, IN WHOLE OR IN PART, WHICH MAY PROVE TO BE INVALID OR INEFFECTIVE FOR ANY REASON; (C) FOR ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES, BY MAIL, CABLE, TELEGRAPH, TELEX OR OTHERWISE, WHETHER OR NOT THEY ARE IN CIPHER; (D) FOR ERRORS IN INTERPRETATION OF TECHNICAL TERMS; (E) FOR ANY LOSS OR DELAY IN THE TRANSMISSION OR OTHERWISE OF ANY DOCUMENT REQUIRED IN ORDER TO MAKE A DRAWING UNDER ANY SUCH LETTER OF CREDIT OR OF THE PROCEEDS THEREOF; (F) FOR THE MISAPPLICATION BY THE BENEFICIARY OF ANY SUCH LETTER OF CREDIT OF THE PROCEEDS OF ANY DRAWING UNDER SUCH LETTER OF CREDIT; AND (G) FOR ANY CONSEQUENCES ARISING FROM CAUSES BEYOND THE CONTROL OF THE ISSUING BANK, INCLUDING, WITHOUT LIMITATION, THE ACTIONS OF ANY GOVERNMENTAL AUTHORITY. NONE OF THE ABOVE SHALL AFFECT, IMPAIR, OR PREVENT THE VESTING OF ANY OF THE ISSUING BANK'S RIGHTS OR POWERS HEREUNDER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS CLAUSE (G), THE COMPANY SHALL NOT ASSUME ANY RISK, AND SHALL HAVE NO OBLIGATION TO INDEMNIFY THE ISSUING BANK, IN RESPECT OF ANY LIABILITY INCURRED BY THE ISSUING BANK ARISING PRIMARILY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUING BANK, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

                  (7) The Issuing Bank will send to the Company and the Administrative Agent immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto. Upon issuance of any Letter of Credit or an amendment thereto, the Administrative Agent shall promptly notify each Lender of the terms of such Letter of Credit or amendment thereto, and of such Lender's Revolving Credit Percentage of the amount of such Letter of Credit or amendment thereto, and the Administrative Agent shall provide to each Lender a copy of such Letter of Credit or such amendment thereto. Upon cancellation or termination of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and the Company, and the Administrative Agent will then promptly notify each Lender, of such cancellation or termination.

                  (8) The obligation of the Company to reimburse the Issuing Bank for Reimbursement Obligations with regard to the Letters of Credit issued by it and the obligations of the Lenders under clause (4) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and under all circumstances including, without limitation, the following circumstances:

                        (A) any lack of validity or enforceability of any Letter of Credit;

                        (B) the existence of any claim, set-off, defense or other right that the Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured) other than a defense based on the gross negligence (AS OPPOSED TO ORDINARY NEGLIGENCE) or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction;

                        (C) any draft, demand, certificate or any other document presented under any Letter of Credit is proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect;

                        (D) any adverse change in the condition (financial or otherwise) of the Company;

                        (E) any breach of this Agreement or any other Financing Document by the Company, Administrative Agent or any Lender (other than the Issuing Bank);

                        (F) any other circumstance or happening whatsoever which is similar to any of the foregoing; PROVIDED that such other occurrence or happening is not the result of the gross negligence (AS OPPOSED TO ORDINARY NEGLIGENCE) or willful misconduct of the Issuing Bank, as finally judicially determined by a court of competent jurisdiction; or

                        (G) the fact that a Default shall have occurred and be continuing.

      Section    2.4    DISBURSEMENT OF FUNDS.

            (a) AVAILABILITY. No later than 11:00 a.m. (or, in the case of Base Rate Loans, 1:00 p.m.) (Houston, Texas time) on the date of each Borrowing, each Lender will make available to the Administrative Agent such Lender's Applicable Percentage of the amount (if any) by which the principal amount of the Borrowing requested to be made on such date by such Lender exceeds the principal amount of Loans (if any) of such Lender maturing on such date, in Dollars and in immediately available funds at the Payment Office. The Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing such amounts, in immediately available funds, to an account of the Company at the Administrative Agent designated by the Company for such purpose. To the extent that Revolving Credit Loans mature or Reimbursement Obligations are due and owing on the date of a requested Borrowing of Revolving Credit Loans, the Lenders shall apply the proceeds of the Revolving Credit Loans then being made, to the extent thereof, to the repayment of such maturing Revolving Credit Loans or Reimbursement Obligations, such Revolving Credit Loans or Reimbursement Obligations and repayments intended to be a contemporaneous exchange.

            (b) FUNDS TO THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's Applicable Percentage of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of a Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Effective Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

            (c) LENDERS' RESPONSIBILITIES. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make only such Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

      Section    2.5    NOTES AND AMORTIZATION.

            (a) REVOLVING CREDIT NOTES. The Company's obligation to pay the principal of, and interest on, the Revolving Credit Loans made by each Lender shall be further evidenced by the Company's issuance, execution and delivery of a Revolving Credit Note payable to the order of each such Lender in the amount of such Lender's Revolving Credit Commitment and shall be dated as of the date of issuance of such Revolving Credit Note. The principal amount of each Revolving Credit Note shall be payable on or before the Revolving Credit Maturity Date.

            (b) TERM NOTES AND AMORTIZATION. The Company's obligation to pay the principal of, and interest on, the Term Loans maintained outstanding by each Lender has been evidenced by the Company's issuance, execution and delivery of a Term Note payable to the order of each such Lender in the amount of such Lender's Term Loan Commitment (if issued prior to February 23,
1998) or in the principal amount of such Lender's Term Loans (if issued after February 23, 1998), and dated as of the date of issuance of such Term Note. The aggregate principal amount of the Term Notes applicable to the aggregate Term Loans of all Lenders shall be payable in quarterly installments of the amounts set forth below:

                    QUARTERLY DATE                       AMOUNT
                    --------------                       ------
                 June 30, 1998                             $2,000,000
                 September 30, 1998                        $2,000,000
                 December 31, 1998                         $2,000,000
                 March 31, 1999                            $2,000,000
                 June 30, 1999                             $2,000,000
                 September 30, 1999                        $2,000,000
                 December 31, 1999                         $2,000,000
                 March 31, 2000                            $2,000,000
                 June 30, 2000                             $2,000,000
                 September 30, 2000                        $2,000,000
                 December 31, 2000                         $2,000,000
                 March 31, 2001                            $2,000,000
                 June 30, 2001                             $2,000,000
                 September 30, 2001                        $2,000,000
                 December 31, 2001                         $2,000,000
                 March 31, 2002                            $2,000,000
                 June 30, 2002                             $2,000,000
                 September 30, 2002                        $2,000,000
                 December 31, 2002                         $2,000,000
                 March 31, 2003                  the aggregate unpaid
                                              principal balance owing
                                                 under the Term Notes.

The first such quarterly installment shall be payable on June 30, 1998, and the remaining quarterly installments shall be payable on each Quarterly Date thereafter, with the final installment in the amount of the aggregate unpaid principal balance then owing being payable on or before the Term Loan Maturity Date.

      Section    2.6    INTEREST.  In all cases subject to Section 9.13:

            (a) BASE RATE LOANS. Subject to Section 2.6(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the Applicable Margin plus the Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. The term "BASE RATE" shall mean, for any day, the highest of (1) the Prime Rate in effect on such day, and (2) one-half of one percent (1/2%) plus the Federal Funds Effective Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Effective Rate or the Prime Rate shall be effective as of the opening of business on the effective date of such change in the Federal Funds Effective Rate or the Prime Rate, as the case may be. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including but not limited to the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

            (b) EURODOLLAR LOANS. Subject to Section 2.6(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date thereof until payment in full thereof at a rate per annum which shall be the sum of the relevant Applicable Margin plus the Eurodollar Rate, but in no event to exceed the Highest Lawful Rate.

            (c) DEFAULT INTEREST. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any Financing Document, by acceleration or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate per annum equal to (1) in the case of any Eurodollar Loan, the rate that would be applicable under Section 2.6(b) to such Eurodollar Loan, plus 2% per annum, and (2) in the case of any other amount, the rate that would be applicable under Section 2.6(a) to a Base Rate Loan, plus 2% per annum, but in no event to exceed the Highest Lawful Rate.

            (d) INTEREST PAYMENT DATES. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of payment in full thereof. Interest on each Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand. Interest on each Base Rate Loan shall be payable on each Quarterly Date, commencing on the first of such days to occur after such Loan is made, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

            (e) NOTICE BY THE ADMINISTRATIVE AGENT. The Administrative Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify by telecopy or telephone (in the case of telephonic notices, confirmed by telecopy or otherwise in writing) or in writing the Company and the Lenders.

      Section 2.7 INTEREST PERIODS. In connection with each Borrowing of Eurodollar Loans, the Company shall elect an Interest Period to be applicable to such Borrowing, which Interest Period shall begin on and include, as the case may be, the date selected by the Company pursuant to Section 2.2(a), the conversion date or the date of expiration of the then current Interest Period applicable thereto, and end on but exclude the date which is either one, two, three or six months thereafter, as selected by the Company; PROVIDED that:

            (a) BUSINESS DAYS. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, FURTHER, that if any Interest Period (other than in respect of a Borrowing of Eurodollar Loans the Interest Period of which is expiring pursuant to Section 2.15(b) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (b) MONTH END. Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Section (c) below, end on the last Business Day of a calendar month;

            (c) PAYMENT LIMITATIONS. No Interest Period shall extend beyond any date that any principal payment or prepayment is scheduled to be due unless the aggregate principal amount of Borrowings which are Borrowings of Base Rate Loans or which have Interest Periods which will expire on or before such date, less the aggregate amount of any other principal payments or prepayments due during such Interest Period, is equal to or in excess of the amount of such principal payment or prepayment; and

            (d) MATURITY DATES. No Interest Period with regard to Revolving Credit Loans shall extend beyond the Revolving Credit Maturity Date and no Interest Period with regard to Term Loans shall extend beyond the Term Loan Maturity Date.

      Section    2.8    REPAYMENT OF LOANS.

            (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (1), the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 7); and (2) the amounts specified in
Section 2.5(b), on the dates specified in Section 2.5(b) (or such earlier date on which the Term Loans become due and payable pursuant to Article 7). The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to
Section 9.7(d), and a subaccount therein for each Lender, in which shall be recorded (1) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's Applicable Percentage thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Company therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Lender in accordance with the terms of this Agreement.

      Section 2.9 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon at least three (3) Business Days' notice to the Administrative Agent, terminate entirely at any time, or partially reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $5,000,000, the unused portions of the Revolving Credit Commitments, provided that any such reduction shall apply proportionately to the Revolving Credit Commitment of each Lender. If the Revolving Credit Commitments are terminated in their entirety, all accrued commitment fees with respect thereto shall be payable on the effective date of such termination.

      Section    2.10   PREPAYMENTS AND MANDATORY COMMITMENT REDUCTIONS.

            (a) MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. If at any time the Aggregate Revolving Credit Exposure is in excess of the Maximum Available Amount, the Company shall immediately pay to the Administrative Agent, for the account of the Lenders, the amount of such excess to be applied (A) as a prepayment of the Revolving Credit Loans and Reimbursement Obligations outstanding and (B) after payment in full of the Revolving Credit Loans and Reimbursement Obligations outstanding, as Cover for the Letter of Credit Liabilities in an amount of such remaining excess. Any such prepayment or Cover resulting from a termination or reduction of the Commitments pursuant to Section 2.9, shall be payable or provided in full on the date on which such reduction or termination of the Commitments becomes effective.


            (b) VOLUNTARY PREPAYMENTS. The Company may, at its option, at any time and from time to time, prepay the Loans and the Reimbursement Obligations, in whole or in part, upon giving, in the case of any Eurodollar Loan, three Business Days' prior written notice to the Administrative Agent, and, in the case of any Base Rate Loan, prior written notice on the same Business Day to the Administrative Agent. Such notice shall specify (1) in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (A) of Term Loans or Revolving Credit Loans, or a combination thereof and (B) of Eurodollar Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each; and (2) in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Applicable Percentage of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section
2.18 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Prepayments of (A) the Term Loans pursuant to this Section 2.10(b) shall be applied ratably to the remaining scheduled installment payments of the Term Loans required pursuant to Section 2.5(b); and
(B) the Revolving Credit Loans and the Reimbursement Obligations pursuant this Section shall (unless the Company otherwise directs) be applied, FIRST, to payment of the Revolving Credit Loans then outstanding, SECOND, to payment of any Reimbursement Obligations then outstanding and, LAST, to Cover any outstanding Letter of Credit Liability. Each prepayment of Base Rate Loans shall be in the minimum principal amount of $500,000 and in integral multiples of $500,000 and each prepayment of Eurodollar Loans shall be in the minimum principal amount of $500,000 and in integral multiples of $500,000 or, in the case of either Base Rate Loans or Eurodollar Loans, the aggregate principal balance outstanding on the Term Loans or on the Revolving Credit Loans and the Reimbursement Obligations, as applicable.

            (c) NOTICE BY ADMINISTRATIVE AGENT. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment.


      Section    2.11   CONTINUATION AND CONVERSION OPTIONS.

            (a) CONTINUATION. The Company may elect to continue all or any part of any Borrowing of Eurodollar Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying the Eurodollar Loans or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans to Base Rate Loans pursuant to Section 2.11(d).

            (b) AMOUNT OF CONTINUATIONS. All or part of any Eurodollar Loans may be continued as provided herein, provided that any continuation of such Loans shall not be (as to each Borrowing of such Loans as continued for an applicable Interest Period) less than $500,000 and shall be in an integral multiple of $500,000.

            (c) CONTINUATION OR CONVERSION UPON DEFAULT. If no Default shall have occurred and be continuing, each Eurodollar Loan may be continued or converted as provided in this Section. If a Default shall have occurred and be continuing, the Company shall not have the option to elect to continue any such Eurodollar Loan pursuant to Section 2.11(a) or to convert Base Rate Loans to Eurodollar Loans pursuant to Section 2.11(e).

            (d) CONVERSION TO BASE RATE. The Company may elect to convert any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving Advance Notice to the Administrative Agent of such election.

            (e) CONVERSION TO EURODOLLAR RATE. The Company may elect to convert any Base Rate Loan at any time or from time to time to a Eurodollar Loan by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying each Interest Period therefor.

            (f) AMOUNTS OF CONVERSIONS. All or any part of the outstanding Loans may be converted as provided herein, provided that any conversion of such Loans shall not result in a Borrowing of Eurodollar Loans in an amount less than $500,000 and in integral multiples of $500,000.

      Section    2.12   FEES.

            (a) REVOLVING CREDIT COMMITMENTS. The Company shall pay to the Administrative Agent for the account of and distribution to each Lender in accordance with its Revolving Credit Percentage a commitment fee for the period commencing on the Closing Date, to and including the Revolving Credit Maturity Date (or such earlier date as the Revolving Credit Commitments shall have been terminated entirely) computed at a rate per annum equal to the Applicable Commitment Fee Percentage on the average daily excess amount of the Revolving Credit Commitments over the Revolving Credit Exposure. The commitment fees on the Revolving Credit Commitments earned from and after the Closing Date shall be payable in arrears on each Quarterly Date, commencing on the first Quarterly Date to occur after the Closing Date.

            (b) LETTERS OF CREDIT.

                  (1) As consideration for acting as the Issuing Bank with respect to any Letter of Credit, the Company will pay to the Issuing Bank a fee computed at a rate per annum equal to 1/8% of 1% on the daily average amount available for drawing on the applicable Letter of Credit, payable in arrears on each Quarterly Date. The Company shall also pay to the Issuing Bank, with respect to any issuance, amendment, transfer, or cancellation prior to expiration of any Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of, and payable at the time of, such issuance, amendment, transfer, cancellation or drawing, as the case may be. All fees payable pursuant to this clause (1) shall be retained by the Issuing Bank.

                  (2) The Company will pay to the Administrative Agent for the account of and pro rata distribution to each Lender a fee on the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration or termination thereof computed at a per annum rate for each day equal to the greater of $500 or the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans multiplied by the amount of the Letter of Credit. Such fees shall be payable in arrears on each Quarterly Date.

            (c) FEE LETTER. The Company shall pay to the Administrative Agent and to Arranger such fees as are set forth in the Fee Letter, as the same has been or may be hereafter amended or supplemented, on the dates and in the manner specified therein.

      Section    2.13   PAYMENTS, ETC.

            (a) WITHOUT SETOFF, ETC. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lenders without defense, set-off or counterclaim to the Administrative Agent not later than 11:00 a.m. Houston, Texas time on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office.

            (b) NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.7 hereof) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

            (c) COMPUTATIONS. All computations of interest shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) in the case of Eurodollar Loans or Base Rate Loans that are based upon the Federal Funds Effective Rate, and 365 or 366 days (as the case may be) in the case of Base Rate Loans that are based upon the Prime Rate, and all computations of fees shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided that such determination shall be made in good faith in a manner generally consistent with the Administrative Agent's standard practice. If the Administrative Agent and the Company determine that manifest error exists, said parties shall correct such error by way of an adjustment to the payment due on the next Quarterly Date.

            Section 2.14 INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be immediately suspended; any Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall instead be made as a

Borrowing of Base Rate Loans, and any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

      Section    2.15   ILLEGALITY.

            (a) DETERMINATIONS OF ILLEGALITY. In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Loan has become unlawful as a result of compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

            (b) EURODOLLAR LOANS SUSPENDED. Upon the giving of the notice to the Company referred to in Section 2.15(a) above, (1) the Company's right to request (by continuation, conversion or otherwise) and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, and thereafter, any requested Borrowing of Eurodollar Loans shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and (2) if the affected Eurodollar Loan or Loans are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this subsection.

      Section    2.16   INCREASED COSTS.

            (a) EURODOLLAR REGULATIONS, ETC. If, by reason of (x) the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request issued by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                  (2) any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System, but excluding any such reserve requirement that is reflected in the Eurodollar Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Loans or its obligations to make Eurodollar Loans shall be imposed on any Lender or its applicable Lending Office or the interbank Eurodollar market or the secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans (except to the extent already included in the determination of the applicable Eurodollar Rate) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Company shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender on demand additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

            (b) COSTS. If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in
Section 2.16(a) or any other circumstances affecting such Lender or the interbank Eurodollar market or such Lender's position in such market, the Eurodollar Rate, as determined in good faith by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, and in any such event:

                  (1) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such advice;

                  (2) the Company's right to request a Borrowing of Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, any such Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and any such outstanding Eurodollar Loan from such Lender shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

            (c) CAPITAL ADEQUACY. If, by reason of (1) the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (2) the compliance with any guideline or request issued by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such Lender's Loans or such Lender's commitment to lend hereunder and other commitments of this type or of the Letters of Credit (or similar contingent obligations), then, upon written request therefor by such Lender (with a copy of such request to the Administrative Agent), the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Loans or such Lender's commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (d) ISSUING BANK. The rights and benefits of the Lenders under this
Section 2.16 shall also apply to the Issuing Bank in its capacity as such.

            (e) TIME LIMIT. The Company shall not compensate any Lender or the Administrative Agent for any costs payable under this Section 2.16(e) accruing prior to one hundred eighty (180) days before such lender or the Administrative Agent requests compensation.

      Section 2.17 CHANGE OF LENDING OFFICE. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Loans affected by the matters or circumstances described in Sections 2.14, 2.15 or 2.16 to reduce the liability of the Company or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided that such Lender shall have no obligation to so designate an alternate Lending Office located in the United States.

      Section 2.18 FUNDING LOSSES. The Company shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans to the extent not recovered by the Lender in connection with the re-employment of such funds, which the Lender may sustain: (a) if for any reason (other than a default by such Lender) a Borrowing of Eurodollar Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn), including, but not limited to a failure by the Company to fulfill on the date of any Borrowing of Eurodollar Loans the conditions set forth in Article 3, or to convert or continue any Eurodollar Loan hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.11; (b) if any payment, prepayment or conversion of any of its Eurodollar Loans required or permitted by any other provision of this Agreement or otherwise, or any assignment of a Eurodollar Loan pursuant to Section 2.22, in each case is made or deemed made on a date which is not the last day of the Interest Period applicable thereto; or (c) if, for any reason, the Company defaults in its obligation to repay its Eurodollar Loans or interest accrued thereon as and when due and payable (at the due date thereof, whether at scheduled maturity, by acceleration, irrevocable notice of prepayment or otherwise).

      Section 2.19 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any obligation of the Company hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (a) notify each of the other Lenders and the Administrative Agent of such receipt, and (b) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

      Section    2.20   TAXES.

            (a) PAYMENTS FREE AND CLEAR. Any and all payments by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (1) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (2) the Company shall make such deductions, and (3) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) OTHER TAXES. In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) INDEMNIFICATION. The Company shall indemnify the Administrative Agent, each Lender and the Issuing Bank, upon written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Company hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) RECEIPTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) SURVIVAL. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 2.20 shall survive the payment in full of principal and interest hereunder.

            (f) LENDER REPRESENTATIONS AND AGREEMENTS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

      Section 2.21 PRO RATA TREATMENT. Subject to Section 2.4(b), each Borrowing of Revolving Credit Loans shall be made, each payment on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Lenders shall be allocated by the Administrative Agent, PRO RATA according to the relevant Revolving Credit Percentages of the Lenders. Subject to Section 2.4(b), each payment (including each prepayment) on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent PRO RATA according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders. Each payment on account of principal of and interest on any Term Loans shall be allocated by the Administrative Agent PRO RATA according to the respective outstanding principal amounts of such Term Loans then held by the Lenders. All proceeds (including proceeds from the realization upon the Collateral) received after acceleration of the maturity of the Loans, shall be applied FIRST to reimbursement of expenses and indemnities provided for in this Agreement and the Financing Documents; SECOND, to other Lender Indebtedness (including, without limitation, Letter of Credit Liabilities) until repaid in full PRO RATA to each Lender; and, THIRD, to any other Person entitled to receive such proceeds in accordance with applicable law.

      Section 2.22 REPLACEMENT OF LENDERS. If any Lender does not make a Eurodollar Loan pursuant to Section 2.15, is subject to increased costs pursuant to Section 2.16, fails to designate an alternate

Lending Office pursuant to Section 2.17, or is owed or reasonably anticipates being owed additional amounts pursuant to Section 2.20, the Company shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided that (a) the obligations of the Company owing to the Lender being replaced (including such increased costs) that are not being assigned to the replacement lender shall be paid in full to the Lender being replaced concurrently with such replacement lender, (b) the replacement lender shall execute an Assignment and Acceptance pursuant to which it shall become a party hereto as provided in Section 9.7, and (c) upon compliance with the provisions for assignment provided in Section 9.7 and the payment of amounts referred to in clause (a), the replacement lender shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder.


                                   ARTICLE 3
                           CONDITIONS TO BORROWINGS

      Section 3.1 CLOSING. This Agreement shall become effective and the Existing Agreement shall be amended and restated as provided in this Agreement upon (x) receipt by the Administrative Agent of the following items which are to be delivered, in form and substance satisfactory to each Lender, with a copy (except for the Notes and this Agreement) for each Lender and (y) the satisfaction of the following conditions:

            (a) REVOLVING CREDIT NOTES. A duly completed and executed Revolving Credit Note for each Lender and in each case dated as of the Closing Date, and payable to the order of such Lender.

            (b) GUARANTY AGREEMENTS. The Guaranty Agreements, duly completed and executed by the Subsidiaries other than EMD - Foreign Sales Corporation and BEI.

            (c)   RESOLUTIONS AND INCUMBENCY CERTIFICATES.

                  (1) certified copies of the resolutions of the Board of Directors of the Company dated as of the Closing Date and approving, as appropriate, the Loans, the Notes, this Agreement and the other Financing Documents, and all other documents, if any, to which the Company is a party and evidencing corporate authorization with respect to such documents;

                  (2) a certificate of the Secretary or an Assistant Secretary of the Company dated as of the Closing Date and certifying (A) the name, title and true signature of each officer of such Person authorized to execute the Notes, this Agreement, Applications and the other Financing Documents to which it is a party, (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to Section 5.10, Borrowing Requests, and Borrowing Base Reports, and (C) that attached thereto is a true and complete copy of the articles of incorporation and the bylaws of the Company, each as amended to date, and a recent good standing certificate from the Comptroller of Public Accounts for the State of Texas and a recent certificate of existence from the Texas Secretary of State;

                  (3) certified copies of the resolutions of the Board of Directors of each Subsidiary executing a Subsidiary Guaranty dated as of the Closing Date and approving the Financing Documents to which such Subsidiary is a party, and all other documents, if any, to which such Subsidiary is a party and evidencing corporate authorization with respect to such documents; and

                  (4) a certificate of the Secretary or an Assistant Secretary of each Subsidiary executing a Subsidiary Guaranty dated as of the Closing Date and certifying (A) the name, title and true signature of each officer of such Subsidiary authorized to execute the Financing Documents to which such Subsidiary is a party, and (B) that attached thereto is a true and complete copy of the articles of incorporation and the bylaws of such Subsidiary, each as amended to date, and a recent good standing certificate from the Comptroller of Public Accounts for the State of Texas and a recent certificate of existence from the Texas Secretary of State.

            (e) OPINIONS OF COUNSEL. An opinion of Bracewell & Patterson, L.L.P., counsel to the Company dated as of the Closing Date and substantially in the form of EXHIBIT D hereto, addressed to the Administrative Agent, the Issuing Bank and the Lenders and covering such matters as the Administrative Agent, the Issuing Bank or the Lenders may reasonably request.

            (f) INSURANCE. Within fifteen (15) days after the Closing Date, a certificate of insurance coverage, dated as of the Closing Date evidencing that the Company and its Subsidiaries are carrying insurance in accordance with
Section 5.5 hereof.

            (g) FINANCIAL STATEMENTS AND PROJECTIONS. The financial condition of the Company reflected in the financial information and projections of the Company that were delivered to the Lenders as of September 30, 1998 and January 31, 1999, respectively, by the Company, have not changed as of the Closing Date in such a way as to materially and adversely affect the prospects of the Company or otherwise cause or result in a Material Adverse Effect.

            (h) CERTIFICATE OF TREASURER. A certificate of the Treasurer of the Company dated as of the Closing Date and certifying that no Default exists under the Existing Credit Agreement.

            (i) CORPORATE STRUCTURE. Each Lender shall be satisfied in its sole judgment with the corporate, capital, legal and management structure and tax liabilities of the Company.

            (j) LIEN SEARCHES. Lien searches reflecting no Liens on the Property of the Company or its Subsidiaries other than Liens permitted hereunder.

            (k) FEES AND EXPENSES. Payment and/or reimbursement of (1) Administrative Agent's counsel's fees and expenses rendered through the Closing Date, to the extent invoiced, and (2) fees or expenses required to be paid pursuant to the Fee Letter.

            (l) DOCUMENTATION. The Administrative Agent shall have received such other documents as the Administrative Agent (or any Lender acting through the Administrative Agent) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

      Section 3.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make each Loan hereunder and the obligation of the Issuing Bank to issue each Letter of Credit is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Loan or issuance:

            (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein and in the other Financing Documents executed and delivered on or after the Closing Date shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan (unless such representation and warranty is expressly limited to an earlier date).

            (b) NO DEFAULT. There shall not exist a Default or Event of Default hereunder.

            (c) MAXIMUM AVAILABLE AMOUNT. The Aggregate Revolving Credit Exposure, after giving effect to such proposed Loan or Letter of Credit, shall not exceed the Maximum Available Amount then in effect.

      Section 3.3 CONDITIONS PRECEDENT TO INCREASED BORROWING. The obligation of each Lender to make any Loan hereunder and the obligation of the Issuing Bank to issue any Letter of Credit that would cause the outstanding Revolving Credit Loans and Letter of Credit exposure to exceed $25 million is subject to fulfillment of the following conditions prior to or contemporaneously with each such Loan or issuance:

            (a) DELIVERY OF PURCHASE AGREEMENT AND CONSUMMATION OF THE ACQUISITION. (1) The Purchase Agreement shall have been duly completed and executed by the parties thereto, and (2) the Acquisition shall have been consummated on terms and conditions acceptable to the Lenders, including, but not limited to, the aggregate cost of the Acquisition not having exceeded $50,000,000 as adjusted for changes in working capital as provided in the Purchase Agreement.

            (b) CERTIFICATE OF TREASURER. In the case of a Loan, the proceeds of which would be used to fund the Acquisition, the Administrative Agent shall have received a certificate of the Treasurer of the Company dated as of the closing date of the Acquisition and certifying before and after giving effect to the Acquisition and before and after the making of the Loans in connection therewith and the issuance any Letters of Credit in connection therewith, that no Default then exists.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Lenders (which representations and warranties (a) will survive the delivery of the Notes, and (b) made by the Company as of the Closing Date, were made assuming that the Acquisition had occurred on or before the Closing Date) that:

      Section 4.1 CORPORATE EXISTENCE. The Company and each of its Subsidiaries are duly organized, legally existing and in good standing under the laws of the jurisdictions in which they are formed or incorporated and are duly qualified as foreign corporations in all jurisdictions wherein the Property owned or the business transacted by them makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

      Section 4.2 CORPORATE POWER AND AUTHORIZATION. The Company is authorized and empowered to create and issue the Notes; the Company and each of its Subsidiaries that is party to a Subsidiary Guaranty are duly authorized and empowered to execute, deliver and perform the Financing Documents, including this Agreement, to which they respectively are parties; and all corporate action on the Company's part requisite for the due creation and issuance of the Notes on the Company's and each of such Subsidiaries' respective part requisite for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which the Company and each of such Subsidiaries respectively are parties has been duly and effectively taken.

      Section 4.3 BINDING OBLIGATIONS. This Agreement does, and the Notes and other material Financing Documents to which the Company and each of its Subsidiaries respectively are parties upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute legal, valid and binding obligations of the Company and each such Subsidiary that is a party thereto, respectively, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability of equitable remedies).

      Section 4.4 NO LEGAL BAR OR RESULTANT LIEN. The execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, to which the Company or any of its Subsidiaries is a party do not and will not violate or create a default under any provisions of the articles or certificate of incorporation or bylaws or other charter document of the Company or any of its Subsidiaries, or any material contract, agreement, instrument or Governmental Requirement to which the Company or any of its Subsidiaries is subject, or result in the creation or imposition of any Lien upon any Properties of the Company or any of its Subsidiaries.

      Section 4.5 NO CONSENT. The Company's and each of its Subsidiaries' respective execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, to which the Company and each such Subsidiary respectively are parties, do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section    4.6    FINANCIAL INFORMATION.

            (a) FINANCIAL STATEMENTS AND PROJECTIONS. The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997, and the related audited consolidated statements of income, retained earnings and cash flow for the fiscal year ended on said date, with the opinion of KPMG Peat Marwick, L.L.P., heretofore delivered to the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of operations for the fiscal year ended on said date, in accordance with GAAP applied on a consistent basis.

            (b) UNAUDITED FINANCIAL STATEMENTS. The September 30, 1998, unaudited consolidated balance sheets of the Company and its Subsidiaries, and the related consolidated statements of income, retained earnings and cash flow, including in each case the related schedules and notes, heretofore delivered to the Lenders were prepared consistent with GAAP and fairly present the consolidated financial condition of the Company and its Subsidiaries at such date and the consolidated results of operations for the nine-month period then ended.

            (c) NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, there has been no event or occurrence that could reasonably be expected to have a Material Adverse Effect.

      Section 4.7 INVESTMENTS AND GUARANTIES. Neither the Company nor any of its Subsidiaries has made investments in or advances to any Person or guaranties of the obligations of any Person that is not a Subsidiary of the Company, except those reflected in the Financial Statements or in SCHEDULE 4.7 or otherwise permitted by this Agreement.

      Section 4.8 LITIGATION. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Property of any thereof before any court or arbitrator or any Governmental Authority which (a) challenges the validity of this Agreement, any Note, any Application, any Guaranty Agreement or any of the other Financing Documents or (b) could reasonably be expected to have a Material Adverse Effect.

      Section 4.9 USE OF PROCEEDS. The Company will use the proceeds of the Loans only for the purposes specified in the Recitals to this Agreement. The Letters of Credit will be used only for the purposes provided in Section 2.3. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulation U or X. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which could reasonably be expected to cause the Notes or any of the Financing Documents, including this Agreement, to violate Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereinafter be in effect.

      Section    4.10   EMPLOYEE BENEFITS.

            (a) (1) the Company, its Subsidiaries and each ERISA Affiliate have complied in all material respects with all applicable laws regarding each Plan;
(2) each Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable laws; and (3) no act, omission or transaction has occurred which could result in an imposition on the Company, any Subsidiary of the Company or any ERISA Affiliate (whether directly or indirectly) of (A) either a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (B) breach of fiduciary duty liability damages under Section 409 of ERISA which has a Material Adverse Effect.

            (b) There exists no outstanding liability of the Company, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan that has been terminated. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by the Company, any Subsidiary of the Company or any ERISA Affiliate has been or is expected by the Company, any Subsidiary of the Company or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Termination Event with respect to any Plan has occurred or is reasonably expected to occur.

            (c) Full payment when due has been made of all amounts which the Company, any of its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan (excluding any nonpayment involving an amount that is not material), and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan.

            (d) The actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate that are subject to Title IV of ERISA does not, as of the end of the most recently ended fiscal year of such Plans, exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in Section 4041 of ERISA.

            (e) Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six-year period sponsored, maintained or contributed to, any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA).

            (f) Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate is required to provide security to a Plan pursuant to Section 401(a)(29) of the Code.

      Section 4.11 TAXES; GOVERNMENTAL CHARGES. The Company and its Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except where failure to so pay or file would not have a Material Adverse Effect, or have provided adequate reserves for the payment thereof if required in accordance with GAAP for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

      Section 4.12 TITLES, ETC. The Company and its Subsidiaries have good title to their respective material Properties, and with respect to leased Properties, indefeasible title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, free and clear of all Liens except Liens otherwise permitted or contemplated by this Agreement or the other Financing Documents.

      Section 4.13 DEFAULTS. Neither the Company nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that could individually or in the aggregate, have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Company or any of its Subsidiaries including, without limitation, the Note Purchase Agreement, or under any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, including, without limitation, the Purchase Agreement. No Default hereunder has occurred and is continuing. To the best of the Company's knowledge, the Purchase Agreement is in full force and effect.

      Section 4.14 CASUALTIES; TAKING OF PROPERTIES. Neither the business nor the Properties of the Company or any of its Subsidiaries have been affected in a manner that has had or could have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

      Section 4.15 COMPLIANCE WITH THE LAW. Neither the Company nor any of its
Subsidiaries:

            (a) is in violation of any Governmental Requirement; and

            (b) has failed to obtain any license, permit, right-of-way, franchise or other right or governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective business;

which violation or failure could, individually or in the aggregate, have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

      Section 4.16 NO MATERIAL MISSTATEMENTS. No written information, exhibit, schedule or report prepared by or on behalf of the Company and furnished to the Administrative Agent or the Lenders by or at the direction of the Company or any of its Subsidiaries in connection with the negotiation of this Agreement contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Lenders in that connection, omitted to state a material fact or any fact necessary, when taken as a whole, to make the statement contained therein not misleading; PROVIDED, THAT, the financial information with respect to the Company's projections, copies of which have been furnished to each Lender prior to the Closing Date, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Company to be reasonable in all material respects at the time made.

      Section 4.17 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Company and its Subsidiaries of this Agreement and the other Financing Documents to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

      Section 4.18 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 4.19 SUBSIDIARIES. Except as set forth on SCHEDULE 4.19, as amended and supplemented from time to time by the Company and forwarded to the Administrative Agent in accordance with this Agreement, the Company has no Subsidiaries other than EMD - Foreign Sales Corporation and BEI.

      Section 4.20 INSURANCE. All policies of fire, liability, workmen's compensation, casualty, flood, business interruption and other forms of insurance owned or held by the Company, and each of its Subsidiaries are sufficient for compliance with all requirements of law and of all agreements to which the Company or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each of its Subsidiaries; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All such policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Neither the Company nor any of its Subsidiaries maintains any formalized self-insurance program with respect to its assets or operations or risks with respect thereto other than health insurance and other than as timely communicated to the Administrative Agent by the Company in writing from time to time. The certificate of insurance to be delivered to the Lenders pursuant to
Section 3.1(g) contains an accurate and complete description of all policies of insurance owned or held by the Company and each of its Subsidiaries on the Closing Date.

      Section    4.21   ENVIRONMENTAL MATTERS.

            (a) ENVIRONMENTAL LAWS, ETC. Neither any Property of the Company or its Subsidiaries nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

            (b) NO LITIGATION. Without limitation of Section (a) above, no Property of the Company or its Subsidiaries nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry or proceeding could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

            (c) NOTICES, PERMITS, ETC. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or its Subsidiaries in connection with the operation or use of any and all Property of the Company or its Subsidiaries, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

            (d) HAZARDOUS SUBSTANCES CARRIERS. All hazardous substances or solid waste generated at any and all Property of the Company or its Subsidiaries have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

            (e) HAZARDOUS SUBSTANCES DISPOSAL. The Company and its Subsidiaries have taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company or its Subsidiaries except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

            (f) NO CONTINGENT LIABILITY. The Company and its Subsidiaries have no contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such release or threatened release.

      Section 4.22 SOLVENCY. The Company and its Subsidiaries, taken as a whole, and the Company and each of its material Subsidiaries are Solvent, both before and after taking into account the Acquisition.

      Section 4.23 EMPLOYEE MATTERS. None of the Company or its Subsidiaries , or any of their respective employees, is subject to any collective bargaining agreement, except as timely notified to the Administrative Agent in writing by the Company from time to time. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Company, threatened against the Company or its Subsidiaries, or their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to an employment contract as of the Closing Date.

      Section 4.24 YEAR 2000 REPRESENTATION. The Company has conducted testing and a thorough review of its internal computer systems. The Company represents to the best of its knowledge that no systems will cause a failure that will result in a Material Adverse Effect. To the Company's knowledge, the cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, to the Company's Knowledge, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company to conduct its business without Material Adverse Effect.


                                   ARTICLE 5
                             AFFIRMATIVE COVENANTS

            So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will at all times comply with the following covenants:

      Section 5.1 MAINTENANCE AND COMPLIANCE, ETC. Except as permitted by
Section 6.4, the Company will and will cause each of its Subsidiaries to (a) preserve and maintain its corporate existence and (b) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, observe and comply with all Governmental Requirements, and (c) comply with all terms, conditions and provisions contained in all material agreements to which it is a party, including, without limitation, the Note Purchase Agreement, except where the failure to do so would not cause a Material Adverse Effect.

      Section 5.2 PAYMENT OF TAXES AND CLAIMS, ETC. The Company will pay, and cause each of its Subsidiaries to pay, (a) all material taxes, assessments and governmental charges imposed upon it or upon its Property, and (b) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which could reasonably be expected, if unpaid, to become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings and the Company has established adequate reserves in accordance with GAAP with respect thereto.

      Section 5.3 FURTHER ASSURANCES. The Company will and will cause each of its Subsidiaries to cure promptly any defects in the creation and issuance of the Notes, and the execution and delivery of the Financing Documents, including this Agreement. The Company at its expense will, as promptly as practical, execute and deliver to the Administrative Agent or the Issuing Bank upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or performance of the covenants and agreements of the Company or any of its Subsidiaries in the Financing Documents, including this Agreement, or to correct any omissions in the Financing Documents.

      Section 5.4 PERFORMANCE OF OBLIGATIONS. The Company will pay the Notes according to the reading, tenor and effect thereof and in accordance with this Agreement.

      Section 5.5 INSURANCE. The Company will and will cause each of its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types (including business interruption insurance and flood insurance) and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated and in accordance with any Governmental Requirement.

      Section 5.6 ACCOUNTS AND RECORDS. The Company will keep and will cause each of its Subsidiaries to keep proper books of record and account in accordance with GAAP.

      Section 5.7 RIGHT OF INSPECTION. The Company will permit and will cause each of its Subsidiaries to permit any officer, employee or agent of the Administrative Agent or any Lender to visit and inspect any of the Properties of the Company or any of its Subsidiaries, examine the Company's or any such Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the Company's or such Subsidiary's officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Administrative Agent or any of the Lenders.

      Section 5.8 OPERATION AND MAINTENANCE OF PROPERTY. The Company will, and will cause each of its Subsidiaries to, operate its Properties or cause its Properties to be operated and maintained (a) in accordance with prudent industry practice in all material respects and in compliance in all material respects with the terms and provisions of all applicable leases, contracts and agreements and (b) except where the noncompliance therewith could not reasonably be expected to cause or result in a Material Adverse Effect, in compliance with all applicable laws of the jurisdiction in which such Properties may be situated, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the ownership and operation of such Properties.

      Section 5.9    [INTENTIONALLY OMITTED]

      Section 5.10 REPORTING COVENANTS. So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will furnish the following to each of the Lenders:

            (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing, which such report shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such Fiscal Year, and the consolidated results of operations and cash flows for such Fiscal Year, of the Company and its Subsidiaries in accordance with GAAP, applied on a consistent basis.

            (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the portion of the Company's Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the consolidated financial condition as at the end of such Fiscal Quarter, and the consolidated results of operations and cash flows for such Fiscal Quarter and such portion of the Company's Fiscal Year, of the Company and its Subsidiaries in accordance with GAAP (subject to normal, year-end adjustments).

            (c) NO DEFAULT/COMPLIANCE CERTIFICATE. Together with the financial statements required pursuant to Sections 5.10(a) and 5.10(b) above, a certificate of the Company, signed by a Responsible Officer (1) stating that a review of such financial statements during the period covered thereby and of the activities of the Company and its Subsidiaries has been made under such Responsible Officer's supervision with a view to determining whether the Company and its Subsidiaries have fulfilled all of their obligations under this Agreement, the other Financing Documents, and the Notes (or, if any obligations have not been fulfilled, specifying which obligations have not been fulfilled);
(2) stating that the Company and its Subsidiaries have fulfilled their obligations under such instruments and that all representations made in this Agreement continue to be true and correct (or, if not correct, specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Company's proposed response thereto; (3) demonstrating in reasonable detail as at the end of such Fiscal Year or such Fiscal Quarter calculations of Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d) and 6.1(e); (4) stating the Applicable Margin to be in effect until the next redetermination thereof pursuant to the terms set forth in the definition of Applicable Margin, and (5) containing or accompanied by such financial or other details, information and material as the Administrative Agent may reasonably request to evidence such compliance.

            (d) BORROWING BASE REPORTS. As soon as available and in any event by the 20th day following the close of each calendar month when there are any outstanding Revolving Credit Loans and prior to new borrowings, a Borrowing Base Report dated and reflecting amounts as of the close of business on the last day of the preceding calendar month.

            (e) NOTICE OF CERTAIN EVENTS. Promptly after the Company learns of the receipt or occurrence of any of the following, a certificate of the Company, signed by a Responsible Officer specifying (1) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (2) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (3) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness in excess of $1,000,000 of the Company or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company or its Subsidiary is taking or proposes to take with respect thereto; (4) any default or noncompliance of any party to any of the Financing Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents; (5) the creation, dissolution, merger or acquisition of any Subsidiary of the Company with material operations; (6) any event or condition not previously disclosed to the Administrative Agent, which violates any Environmental Law and which could have a Material Adverse Effect; (7) any material amendment to, termination of, or default under any material contract or any execution of, or material amendment to, termination of, or material default under, any material collective bargaining agreement; or (8) any event or condition which may reasonably be expected to have a Material Adverse Effect.

            (f) SHAREHOLDER COMMUNICATIONS, FILINGS. Promptly upon the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by the Company with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

            (g) LITIGATION. Promptly after the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Company, Holding, or any Subsidiary or any material Property of any thereof, in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect.

            (h) ERISA. Promptly after (1) the Company's obtaining knowledge of the occurrence thereof, notice that an ERISA Termination Event or a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Company's proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of the Company and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (2) the Company's obtaining knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan, and (3) the filing thereof with any Governmental Authority (if requested by the Administrative Agent), copies of each annual and other report (including applicable schedules) with respect to each Plan or any trust created thereunder.

            (i) INSURANCE COVERAGE. Annually upon renewal, a revised or updated certificate evidencing the insurance coverages of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent; and upon request of the Administrative Agent, copies of the applicable policies.

            (j) NOTICES TO HOLDERS OF SENIOR NOTES. Copies of any financial or other report or notice delivered to, or received from, any holders of Senior Notes, which report or notice has not been delivered to the Lenders hereunder.

            (k) BUDGET PROJECTION. As soon as available, but in any event on or before January 31 of each Fiscal Year, a budget projection (including balance sheet, income statement and cash flow) of the Company and its Subsidiaries, setting forth, in reasonable detail, the projected revenues and expenses of the Company and its Subsidiaries for the following Fiscal Year.

            (l) OTHER INFORMATION. With reasonable promptness, such other information about the business and affairs and financial condition of the Company or its Subsidiaries as the Administrative Agent may reasonably request from time to time, including, without limitation, monthly accounts receivable aging and reconciliation, accounts payable aging and reconciliation, sales reports and inventory designations.

      Section 5.11 PLEDGE AGREEMENT. The Company shall, within forty-five (45) days after the Closing Date, deliver to the Administrative Agent a Pledge Agreement (the "Pledge Agreement") executed by the Company pledging 65% of the entire membership interest in BEI and all other non-domestic Subsidiaries (as listed in Schedule 5.11), in form and substance reasonably satisfactory to the Administrative Agent as security for the repayment of the Lender Indebtedness.

                                   ARTICLE 6
                              NEGATIVE COVENANTS

      So long as any Lender has any Commitment hereunder or any Loan remains unpaid or any Revolving Credit Exposure remains outstanding, the Company will not:

      Section    6.1    FINANCIAL COVENANTS.

            (a) Permit Consolidated Tangible Net Worth to be for each Fiscal Year beginning with the fiscal year commencing January 1, 1998, the sum of (1) $60,000,000, plus (2) 50% of the Company's Consolidated Net Income (but only to the extent such amount is positive) subsequent to December 31, 1997, plus (3) 75% of the net proceeds (cash or non-cash) from the issuance of any Equity.

            (b) Permit the Current Ratio to be less than 1.50 to 1.00 at any time.

            (c) Permit the Fixed Charge Coverage Ratio to be less than 1.10 to
1.00 as of the last day of each Rolling Period for such Rolling Period.

            (d) Permit the Debt Ratio at any time to be more than the ratio for each Rolling Period indicated below:

                           PERIOD                            RATIO
                           ------                            -----

          Each Rolling Period during the period          2.50 to 1.00
          beginning on the Closing Date through
          December 31, 2000 Each
          Rolling Period thereafter                      2.00 to 1.00

            (e) Permit the Interest Coverage Ratio to be less than 2.50 to 1.00 as of the last day of each Rolling Period for such Rolling Period.

      The Company shall be deemed to be in compliance with the covenants contained in this Section 6.1 at any time so long as the then most recent financial statements prepared by the Company (for internal use or otherwise) and made available to the Lenders show, or provide a basis for ascertaining, such compliance and no Responsible Officer has obtained any information that causes such Responsible Officer to reasonably conclude that the Company is not in compliance with the covenants contained in this Section 6.1.

      Section 6.2 INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, other than:

            (a)   the Lender Indebtedness;

            (b) Indebtedness outstanding on the date hereof which is set forth on SCHEDULE 6.2;

            (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business (which, if greater than 90 days past due date are being contested in good faith if reserves adequate under GAAP shall have been established therefor), and guaranties by the Company in the ordinary course of business of any such obligations incurred by any Subsidiary;

            (d) obligations for current taxes, assessments and other governmental charges and taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if reserves as shall be required by GAAP shall have been made therefor;

            (e) Indebtedness evidenced by the Senior Notes, up to the aggregate principal amount of $30,000,000;

            (f) Indebtedness owing pursuant to Interest Rate Swap Agreements entered into in the ordinary course of business with the Agent or as approved by the Required Lenders for the purpose of hedging against fluctuations in interest rates (on money borrowed by the Company);

            (g) Capital Lease Obligations incurred after the date hereof not to exceed $2,000,000;

            (h) Indebtedness under purchase money debt (as required to be reported on the financial statements of the Company pursuant to GAAP) not to exceed the purchase price of the property acquired;

            (i) other Indebtedness of the Company and its Subsidiaries which does not exceed in the aggregate $2,800,000 at any one time outstanding; and

            (j) Subsidiary Indebtedness; PROVIDED, HOWEVER, the aggregate amount of all Subsidiary Indebtedness (other than Intercompany Indebtedness) at any one time outstanding shall not exceed 5% of Consolidated Net Tangible Assets.

      Section 6.3 LIENS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of the Company, any Subsidiary or any other Person, other than:

            (a) Liens existing on the date hereof and set forth on SCHEDULE 6.3;

            (b) Liens (if any) securing the Lender Indebtedness, and Liens in the membership interest in BEI and all other non-domestic Subsidiaries (as listed in Schedule 5.11) to secure the Lender Indebtedness and to ratably secure the Senior Notes;

            (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves are being maintained;

            (d) statutory Liens of landlords and Liens of operators, vendors, carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 90 days or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

            (e) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (f) any obligations or duties affecting any of the Property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

            (g) Liens securing Capital Lease Obligations allowed under Section 6.2(g) but only on the Property under lease;

            (h) Liens securing purchase money debt allowed under Section 6.2(h) but only on the Property purchased with such purchase money debt; PROVIDED, HOWEVER, (i) the Indebtedness secured thereby does not exceed the purchase price of such property and (ii) such Liens are created within six (6) months after the Company acquires such Property;

            (i) Liens existing on acquired Property prior to acquisition thereof;

            (j)   Liens securing Intercompany Indebtedness; and

            (k) extensions, renewals or replacements of any Lien referred to in Sections 6.3(a), (g) and (h), provided that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby.

      Section 6.4 MERGERS, SALES, ETC. Neither the Company nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except as permitted by Section 6.17 hereof; provided, however, that (A) the Company or any Subsidiary may consolidate or merge with any other Person if (i) the Company or such Subsidiary is the survivor of such consolidation or merger, and (ii) at the time of such consolidation or merger and after giving effect thereto, no Event of Default shall have occurred and be continuing; or (B) the Company or any Subsidiary may consolidate or merge with another Person if (i) the survivor Person is a United States Person, (ii) the surviving Person assumes the obligation under this Agreement and the Notes and (iii) at the time of such consolidation or merger and after giving effect thereto, no Event of Default shall have occurred and be continuing.

      Section 6.5 DIVIDENDS, ETC. Make, or permit any Subsidiary to make, any Restricted Payment PROVIDED, HOWEVER, that the Company and its Subsidiaries may make Restricted Payments if at the time of such Restricted Payment and after giving effect thereto (i) no Event of Default shall have occurred and be continuing, and (ii) the total aggregate amount of such payments since January 1, 1998, is less than the sum of (a) $5,000,000 plus (b) Consolidated Net Income from January 1, 1998.

      Section 6.6 INVESTMENTS, LOANS, ETC. Make or permit any loans to or investments in any Person, or permit any of its Subsidiaries to make or permit any loans to or investments in any Person, other than:

            (a) investments, loans or advances, the material details of which have been set forth on SCHEDULE 4.7;

            (b) investments in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (c) investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States having capital and surplus in excess of $500,000,000 and having short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively;

            (d) investments in commercial paper of maturities less than one year, rated the highest credit rating obtainable from Standard & Poor's Ratings Group and Moody's Investors Service, Inc.;

            (e) investments in securities that are obligations of the United States government purchased by the Company or any Subsidiary of the Company under fully collateralized repurchase agreements pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than $500,000,000 and with short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase by the Company or such Subsidiary, and other similar short-term investments made in connection with the Company's or any of its Subsidiary's cash management practices; PROVIDED THAT the Company shall take possession of all securities purchased by the Company or any Subsidiary under repurchase agreements and shall adhere to customary margin and mark-to-market procedures with respect to fluctuations in value;

            (f) accounts receivable arising in the ordinary course of business;

            (g) stock or other securities received in the settlement of Debt created in the ordinary course of business and permitted under Section 6.2(c);

            (h) deposits in money market funds investing exclusively in investments described in Sections 6.6(b), (c) or (d);

            (i) investments, loans or advances by the Company to or in its Subsidiaries, and by any Subsidiary to one another or to the Company;

            (j) investments or loans of a newly acquired company (the acquisition of which is permitted under this Agreement) and existing on the date of such acquisition;

            (k) reasonable advances to officers and employees of the Company and any Subsidiary for travel arising in the ordinary course of business;

            (l) investments by the Company in the capital stock of the Subsidiaries;

            (m) loans to officers and employees of the Company or any Subsidiary, not to exceed $100,000 in the aggregate at any one time outstanding; and

            (n) investments, loans or advances in or in respect of a Person engaged primarily in a line of business activity directly related to the business of the Company not to exceed a total of $5,000,000 in the aggregate at any one time outstanding; provided, however, such $5,000,000 limitation shall not be applicable to investments in such a Person which becomes a wholly-owned Subsidiary of the Company or a Subsidiary contemporaneous with such investment.

      Section 6.7 SALES AND LEASEBACKS. Enter into, or permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, with any Person whereby the Company or any such Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Company or any such Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any such Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

      Section 6.8 NATURE OF BUSINESS. Permit any material change to be made in the character of its business or the business of any Subsidiary as carried on at the date hereof, other than entering into lines of business that are reasonably related to the lines of business in existence on the Closing Date.

      Section 6.9 ERISA COMPLIANCE.

            (a) Engage in, or permit a Subsidiary of the Company or any ERISA Affiliate to engage in, any transaction in connection with which the Company, a Subsidiary of the Company or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Sections 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code having a Material Adverse Effect.

            (b) Terminate, or permit a Subsidiary of the Company or any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any material liability of the Company, a Subsidiary of the Company or any ERISA Affiliate to the PBGC or any other Governmental Authority;

            (c) Fail to make, or permit a Subsidiary of the Company or any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary of the Company or any ERISA Affiliate is required to pay as contributions thereto;

            (d) Permit to exist, or allow a Subsidiary of the Company or any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan;

            (e) Contribute to or assume an obligation to contribute to, or permit a Subsidiary of the Company or any ERISA Affiliate to contribute to or assume an obligation to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA;

            (f) Acquire, or permit a Subsidiary of the Company or any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company or a Subsidiary of the Company or with respect to any ERISA Affiliate of the Company or a Subsidiary of the Company if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA;

            (g) Fail to pay, or cause to be paid, to the PBGC in a timely manner, and without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA;

            (h) Amend, or permit a Subsidiary of the Company or any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, a Subsidiary of the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code;

            (i) Incur, or permit a Subsidiary of the Company or any ERISA Affiliate to incur, a material liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or

            (j) Permit, or allow a Subsidiary of the Company or any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate to exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities.

      Section 6.10 SALE OR DISCOUNT OF RECEIVABLES. Sell, with or without recourse, for discount or otherwise, or permit any of its Subsidiaries to discount or sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

      Section 6.11 NEGATIVE PLEDGE AGREEMENTS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any contract, agreement or understanding (other than this Agreement and the other Financing Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of the Company or its Subsidiaries in favor of the Lenders to secure obligations under this Agreement, or which requires the consent of other Persons in connection therewith, except for (i) the Note Purchase Agreement and (ii) capital lease agreements and purchase money agreements which pertain to specific items of Property of the Company or any Subsidiary and not all or substantially all of the Property of the Company or any Subsidiary.

      Section 6.12 TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of transactions, or permit any of its Subsidiaries to enter into any transaction or series of transactions, with Affiliates of the Company or its Subsidiaries which involve an outflow of money or other Property from the Company or its Subsidiaries to an Affiliate of the Company or its Subsidiaries, including but not limited to repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature except for those which are in the ordinary course of business of the Company and are on fair and reasonable terms no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

      Section 6.13 UNCONDITIONAL PURCHASE OBLIGATIONS. Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

      Section    6.14   MODIFICATIONS TO SENIOR NOTES.

            (a) Amend, modify, or waive any covenant contained in the Senior Notes or the Note Purchase Agreement if the effect of such amendment, modification, or waiver would be to make the terms of the Senior Notes or the Note Purchase Agreement materially more onerous to the Company; or

            (b) Amend, modify, or waive any provision of the Senior Notes or the Note Purchase Agreement if the effect of such amendment, modification or waiver
(1) subjects the Company to any additional material obligation, (2) increases the principal of or rate of interest on any Senior Note, (3) accelerates the date fixed for any payment of principal or interest on any Senior Note, or (4) would change the percentage of holders of such Senior Notes required for any such amendment, modification, or waiver from the percentage required on the Closing Date.

      Section 6.15 INTERCOMPANY TRANSACTIONS. Create and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective, except as may be expressly permitted or required by the Financing Documents, any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distribution to the Company or any of its Subsidiaries in respect of such Subsidiary's capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (c) make any loan or advance to the Company or any of its Subsidiaries, or (d) sell, lease or transfer any of its Property to the Company or any of its Subsidiaries.

      Section 6.16 ACQUISITIONS; CREATION OF SUBSIDIARIES. Create or acquire, or permit any of its Subsidiaries to create or acquire, any Subsidiary without first giving five (5) Business Days' prior written notice to the Administrative Agent. In every case (i) each new domestic Subsidiary shall promptly execute a written instrument of guaranty, unconditionally guaranteeing payment of all Lender Indebtedness, and (ii) the Company shall deliver to Administrative Agent and the Lenders a revised Schedule with respect to each new Subsidiary which shall be automatically upon delivery an amendment to the prior Schedule. The Company shall not and shall not permit any Subsidiary to sell or to issue any stock of a Subsidiary or any interest in a partnership. The Company shall not permit any Subsidiary to issue any stock except to the Company.

      Section 6.17 SALE OF PROPERTIES. Sell, assign, convey or otherwise transfer any interest in any, or permit any of its Subsidiaries to sell, assign, convey or otherwise transfer any interest in, Property except for (i) assets sold, transferred or otherwise disposed of in the ordinary course of business, including obsolete assets; and (ii) other assets sold, transferred, terminated or otherwise disposed of in any year; provided that the proceeds realized from such sale, transfer, termination or disposition in any applicable year in excess of the greater of (a) 10% of the Consolidated Net Tangible Assets of the Company as of the beginning of such year or (b) 10% of Consolidated Net Income for such year, are either reinvested within one year in similar assets or used to repay the Lender Indebtedness of the Company. Until the net proceeds of such sale, transfer or other disposition are reinvested or applied against the Lender Indebtedness, , the funds may be invested pursuant to Section 6.6(b), (c), (d) and (h).

      Section 6.18 ENVIRONMENTAL MATTERS. Cause or permit any of its Property to be, or permit any of its Subsidiaries to cause or permit any of their respective Property to be, in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

      Section 6.19 PROCEEDS OF NOTES. Permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 4.9.


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
                                   ARTICLE 7
                               EVENTS OF DEFAULT


      Upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

      Section 7.1 PAYMENTS. (a) The Company shall fail to pay when due (including, but not limited to, by mandatory prepayment required pursuant to Section 2.10) any principal of any Loan or any Note, or any Reimbursement Obligation, or (b) the Company shall fail to pay when due any interest on any Loan or any Note, or any fee or any other amount payable hereunder or under the Fee Letter or any other Financing Document, and such failure continues unremedied for a period of five (5) Business Days; or

      Section 7.2 COVENANTS WITHOUT NOTICE. The Company shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.5, 5.7, 5.9, 5.10(e) or Article 6; or

      Section 7.3 OTHER COVENANTS. The Company shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 7.1 or 7.2 and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (a) the Company's obtaining knowledge thereof, or (b) written notice thereof shall have been given to the Company by any Lender, any Issuing Bank or the Administrative Agent; or

      Section 7.4 OTHER FINANCING DOCUMENT OBLIGATIONS. Default is made in the due observance or performance by the Company or any Subsidiary of the Company of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document; or

      Section 7.5 REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by the Company or any Subsidiary of the Company or any of such Company's, or Subsidiary's officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made; or

      Section 7.6 NON-PAYMENTS OF OTHER INDEBTEDNESS. The Company or any of its Subsidiaries shall fail to make any payment or payments of principal of or interest on any Indebtedness of the Company or such Subsidiary (other than (a) the Lender Indebtedness and (b) any trade account subject to a bona fide dispute and the trade creditor has neither filed a lawsuit nor caused a Lien to be placed upon any Property of the Company or such Subsidiary) in excess of $2,500,000 in the aggregate when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period; or

      Section 7.7 DEFAULTS UNDER OTHER AGREEMENTS. The Company or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of the Company or such Subsidiary of $2,500,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or, with respect to the Company and its Subsidiaries, to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $2,500,000 or more in the aggregate of such Indebtedness; or $2,500,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than prepayments resulting from excess cash flow) in whole or in part prior to its stated maturity; or

      Section 7.8 BANKRUPTCY. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Subsidiaries; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or such Subsidiary or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains unstayed or undismissed for a period of 60 days; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its Subsidiaries shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

      Section 7.9 MONEY JUDGMENT. Judgments or orders for the payment of money involving in the aggregate at any time a liability (net of any insurance proceeds or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of more than $5,000,000, or that would otherwise have a Material Adverse Effect shall be rendered against the Company or any of it Subsidiaries and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise); or

      Section 7.10 DISCONTINUANCE OF BUSINESS. The Company or any material Subsidiary shall cease to be principally engaged in the businesses and operations in which the Company and its then existing Subsidiaries were principally engaged on the Closing Date; or

      Section 7.11 FINANCING DOCUMENTS. Any Material Provision of any of the Financing Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 4.3) in accordance with its terms, or the Company or any of its Subsidiaries shall so state in writing. As used in this Section 7.11, "MATERIAL PROVISION" shall mean (a) with respect to this Agreement, the Notes, or any Guaranty Agreement, any material term, covenant, or agreement set forth therein, and (b) with respect to any other Financing Document, any provision if the validity and enforceability thereof is necessary for such Financing Document to accomplish its stated, or clearly intended, purpose or otherwise necessary in order for any Lender to enforce any material right or remedy under any Financing Document; or

      Section 7.12 CHANGE OF CONTROL. The occurrence of a Change of Control;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written or telex request of the Required Lenders, shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note, to enforce its claims against the Company: (a) declare the Revolving Credit Commitment and other lending obligations, if any, terminated, whereupon the Revolving Credit Commitment and other lending obligations, if any, of each Lender shall terminate immediately; or (b) declare the entire principal amount of and all accrued interest on all Lender Indebtedness then outstanding to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of protest or dishonor, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company, and thereupon take such action as it may deem desirable under and pursuant to the Financing Documents; provided, that, if an Event of Default specified in Section 7.8 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Company, as specified in clauses (a) and (b) above, shall occur automatically without the giving of any such notice; or (c) if any Letter of Credit shall then be outstanding, demand Cover which the Company shall immediately pay to the Administrative Agent for deposit in an account established and maintained at the Agent as cash collateral securing any such Letter of Credit; and the Company hereby grants to and its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash Collateral.


                                   ARTICLE 8
                           THE ADMINISTRATIVE AGENT

      Section 8.1 APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender (and each Affiliate by and through its affiliated Lender) and the Issuing Bank hereby designates Chase Bank of Texas, N.A., as Administrative Agent to act as herein specified and as specified in the other Financing Documents. Each Lender (and each Affiliate by and through its affiliated Lender) and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes, and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

      Section 8.2 LIMITATION OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall have no duties or responsibilities except those expressly set forth with respect to the Administrative Agent in this Agreement and as specified in the other Financing Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein.

      Section    8.3    LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT.

            (a) INDEPENDENT INVESTIGATION. Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (1) its own independent investigation of the financial condition and affairs of the Company in connection with the taking or not taking of any action in connection herewith, and (2) its own appraisal of the creditworthiness of the Company, and, except as expressly provided in this Agreement, and the other Financing Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

            (b) ADMINISTRATIVE AGENT NOT RESPONSIBLE. The Administrative Agent shall not be responsible to any Lender or the Issuing Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Letters of Credit or the other Financing Documents or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or the other Financing Documents, or the financial condition of the Company, or the existence or possible existence of any Default or Event of Default.

      Section 8.4 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Notes and the other Financing Documents, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the Notes and the other Financing Documents in accordance with the instructions of the Required Lenders, or to the extent required by Section 9.2, all of the Lenders.

      Section 8.5 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 8.6 INDEMNIFICATION OF ADMINISTRATIVE AGENT. TO THE EXTENT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED AND INDEMNIFIED BY THE COMPANY, EACH LENDER WILL REIMBURSE AND INDEMNIFY THE ADMINISTRATIVE AGENT ON A PRO RATA BASIS, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN PERFORMING ITS DUTIES HEREUNDER, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT AND BY REASON OF THE ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT; PROVIDED THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM, AS TO THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      Section 8.7 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to their obligations under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any affiliate of the Company as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      Section 8.8 MAY TREAT LENDER AS OWNER. The Company, the Administrative Agent and the Issuing Bank may deem and treat each Lender as the owner of such Lender's Note for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Note shall be conclusive and binding on any subsequent owner, transferee or assignee of such Note or any promissory note or notes issued in exchange therefor.

      Section    8.9    SUCCESSOR ADMINISTRATIVE AGENT.

            (a) ADMINISTRATIVE AGENT RESIGNATION. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Company, to appoint a successor Administrative Agent, subject to the approval of the Company, such approval not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then, upon five days' notice to the Company, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (subject to approval of the Company, such approval not to be unreasonably withheld), which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

            (b) RIGHTS, POWERS, ETC. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE 9
                                 MISCELLANEOUS

      Section 9.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (b) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section; provided that notices to the Administrative Agent shall not be effective until actually and physically received.

      Section 9.2 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent shall, from time to time, (x) enter into with the Company, written amendments, supplements or modifications hereto and to the other Financing Documents for the purpose of adding any provisions to this Agreement or to the other Financing Documents or changing in any manner the rights or obligations of the Lenders or the Company hereunder or thereunder or
(y) waive at the Company's request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Financing Documents or any Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

            (a) reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or modify any provision that provides for the ratable sharing by the Lenders of any payment or prepayment of Lender Indebtedness to provide for a non-ratable sharing thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment or Term Loan Commitment or amend, modify or waive any provision of Section 2.19, in each case without the prior written consent of each Lender directly affected thereby;

            (b) change the currency in which any Loan or Reimbursement Obligation is payable or amend, modify or waive any provision of this Section
9.2 or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all of the Lenders;

            (c) release any Guarantor from its obligations under its Guaranty Agreement;

            (d) amend, modify or waive any provision of Article 8 without the written consent of the Administrative Agent; or

            (e) amend, modify or waive (1) any Letter of Credit Liability without the written consent of the Issuing Bank or (2) any Letter of Credit without the consent of each Lender if such Letter of Credit, after giving effect to such amendment, modification or waiver, would no longer satisfy the requirements hereof if such Letter of Credit was being issued AB INITIO at such time, PROVIDED THAT in all cases other than clauses (1) or (2), only the consent of the Issuing Bank shall be required to amend, modify or waive any Letter of Credit.

            Any waiver and any amendment, supplement or modification pursuant to this Section 9.2 shall apply to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Financing Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

      Section 9.3 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Company or the Administrative Agent or any Lender or any holder of any Note in exercising any right or

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remedy under this Agreement or any other Financing Document and no course of dealing between the Company and the Administrative Agent or any Lender or any holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Notes, this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under the Notes, this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company, the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Company not required under the Notes, this Agreement or any other Financing Document in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      Section 9.4 PAYMENT OF EXPENSES, INDEMNITIES, ETC. The Company agrees to (and shall be liable for):

            (a) EXPENSES. Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, and the Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel for the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, the Notes, and the other Financing Documents and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and in the case of enforcement for any of the Lenders) and promptly reimburse the Administrative Agent for all amounts expended, advanced, or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Company, Holding, or the Subsidiaries under this Agreement or any other Financing Document;

            (B) INDEMNIFICATION. INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES FROM, HOLD EACH OF THEM HARMLESS AGAINST, AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (1) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY OF THE PROCEEDS OF ANY OF THE LOANS; OR
(2) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTES, AND THE FINANCING DOCUMENTS, INCLUDING BUT NOT LIMITED TO THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, AND INCLUDING ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES ARISING BY REASON OF ORDINARY NEGLIGENCE OF ANY OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES; PROVIDED, HOWEVER, THE PROVISIONS OF THIS SECTION 9.4(B) SHALL NOT APPLY TO ANY ACTION, SUITS, PROCEEDINGS, CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES, OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION;


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
            (C) ENVIRONMENTAL INDEMNIFICATION. INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT AND INCLUDING ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (1) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR RESPECTIVE PROPERTIES, (2) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (3) DUE TO PAST OWNERSHIP BY THE COMPANY OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (4) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (5) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING DOCUMENT; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 9.4(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING PRIMARILY FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED ACTUAL PHYSICAL POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE); AND

            (d) ENVIRONMENTAL WAIVER. WITHOUT LIMITING THE FOREGOING PROVISIONS, THE COMPANY HEREBY DOES WAIVE, RELEASE AND COVENANT NOT TO BRING AGAINST ANY OF THE PERSONS INDEMNIFIED IN THIS SECTION 9.4 ANY DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT THEY MAY NOW OR HEREAFTER HAVE OR ACCRUE (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS, THE LETTERS OF CREDIT OR ANY FINANCING DOCUMENT) ARISING FROM (1) ANY ENVIRONMENTAL LAW NOW OR HEREAFTER ENACTED (INCLUDING THOSE APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES) UNLESS THE ACTS OR OMISSIONS OF ANY SUCH PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, COST RECOVERY ACTION OR LAWSUIT, (2) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (3) THE BREACH OR NON-COMPLIANCE BY THE COMPANY WITH ANY ENVIRONMENTAL LAW OR ENVIRONMENTAL COVENANT APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, UNLESS THE
ACTS OR OMISSIONS OF SUCH PERSON, ITS SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT.

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
If and to the extent that the obligations of the Company under this Section 9.4 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Company's obligations under this Section shall survive any termination of this Agreement and the payment of the Notes.

      Section 9.5 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, each Lender or other holder of a Note, or any other Lender Indebtedness shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender, the Issuing Bank or such holder has made any demand or the Company's obligations are matured, have the right at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender or the Issuing Bank to or for the credit or the account of the Company against any and all of the Lender Indebtedness owing to such Lender or the Issuing Bank then outstanding, subject to the provisions of Section 2.19.

      Section 9.6 BENEFIT OF AGREEMENT. The Notes, this Agreement and the other Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Lenders.

      Section    9.7    SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Revolving Credit Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Company otherwise required under this paragraph shall not be

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
required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to Section 9.7(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Accep tance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obliga tions under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.18, 2.20 and 9.4). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this Section 9.7(b).

            (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in Houston, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.7(b) and any written consent to such assignment required by Section 9.7(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of the Company, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Reimbursement Obligations owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Sections 9.2(a) or 9.2(b) that affects such Participant. Subject to this Section 9.7(e), the Company agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.18 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.7(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.5 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.18 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold

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to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.20 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.20(f) as though it were a Lender.

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.7 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (h) The Company authorizes each Lender to disclose to any participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Company if it would require it to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Company shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

      Section    9.8    GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.

            (A) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND, TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

            (B) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, LENDER AND AGENT HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

            (C) WAIVER OF CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS (I) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS

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AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED
HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

      Section 9.9 INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 9.10 INVALIDITY. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, (a) the Company agrees that such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Financing Document and (b) the Company and the Administrative Agent (acting on behalf and at the direction of the Lenders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

      Section 9.11 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of any other Financing Documents relating to the Notes or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the Notes, or of any part of such other Lender Indebtedness.

      Section 9.12 CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; PROVIDED that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Section 9.13 INTEREST. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Administrative Agent, the Issuing Bank and the Lenders (collectively, the "FINANCING PARTIES") and the Transactions. Accordingly, if the Transactions would be usurious as to any Financing Party under laws applicable to it, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Financing Document or agreement entered into in connection with the Transactions or as security

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for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under the Notes, this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (b) in the event that the maturity of the Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be canceled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of the Company's Indebtedness to such Financing Party (or, to the extent that the principal amount of the Company's Indebtedness to such Financing Party shall have been or would thereby be paid in full, refunded by such Financing Party to the Company). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the terms "APPLICABLE LAW" or "LAWS APPLICABLE TO ANY FINANCING PARTY" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to any Financing Party and the Transactions which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law. To the extent that Section 346 of the Texas Finance Code is relevant to any Financing Party for the purpose of determining the Highest Lawful Rate, such Financing Party hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Financing Party's right subsequently to change such method in accordance with applicable law.

      Section 9.14 EXISTING CREDIT AGREEMENT. This Agreement amends and restates in its entirety the Existing Credit Agreement, and the "Commitments" (as defined in the Existing Credit Agreement) of the lenders party to the Existing Credit Agreement are hereby terminated.

      Section 9.15 ENTIRE AGREEMENT. THE NOTES, THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR THE LENDERS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 9.16 ATTACHMENTS. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      Section 9.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

      Section 9.18 SURVIVAL OF INDEMNITIES. The Company's obligations under Sections 2.16, 2.18, 2.20 and 9.4 shall survive the payment in full of the Loans and the Letter of Credit Liabilities.

      Section 9.19 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement, and the Table of Contents are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      Section 9.20 SATISFACTION REQUIREMENT. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

      Section 9.21 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEYS IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


COMPANY:                             BENCHMARK ELECTRONICS, INC.



                                     By:_______________________________
                                        Name:__________________________
                                        Title:_________________________

                                     Address:    3000 Technology Drive
                                                 Angleton, TX 77515
                                     Attention:  Ms. Gayla Delly
                                     Telephone:  (409) 848-5304
                                     Telecopy:   (409) 848-5269


                             Signature Page - 1

ADMINISTRATIVE AGENT,                CHASE BANK OF TEXAS, N.A., individually, as
DOCUMENTATION AGENT, ISSUING         Issuing Bank and as Administrative Agent
BANK AND THE LENDERS:


                                     By:____________________________________
                                           Name: James R. Dolphin
                                           Title: Senior Vice President

                                     Address:    712 Main Street
                                                 Houston, TX 77002
                                     Attention:  Mr. James R. Dolphin
                                     Telephone:  (713) 216-5347
                                     Telecopy:   (713) 216-6004


                             Signature Page - 2

                                     BANK OF TOKYO-MITSUBISHI, LTD. HOUSTON
                                     AGENCY, individually



                                     By:_______________________________
                                        Name:__________________________
                                        Title:_________________________

                                     Address:    1100 Louisiana, Suite 2800
                                                 Houston, TX 77002
                                     Attention:________________________
                                     Telephone:________________________
                                     Telecopy:_________________________


                             Signature Page - 3

                                     COMERICA BANK, individually



                                     By:________________________________
                                        Name: Reginald M. Goldsmith, III
                                        Title: Vice President

                                     Address:  4100 Spring Valley Rd., Suite 900
                                               Dallas, TX 75244
                                     Attention:________________________
                                     Telephone:________________________
                                     Telecopy:_________________________


                             Signature Page - 4

                                     COMPASS BANK, individually



                                     By:________________________________
                                           Name: John D. Green
                                           Title: Vice President

                                     Address:    24 Greenway Plaza, 14th Floor
                                                 Houston, TX 77046
                                     Attention:  Mr. John D. Green
                                     Telephone:  (713) 968-8210
                                     Telecopy:   (713) 968-8211


                             Signature Page - 5

                                     NATIONAL CITY BANK OF KENTUCKY,
                                     individually



                                     By:________________________________
                                           Name: Glenn E. Nord
                                           Title: Vice President

                                     Address: 101 South Fifth Street, 8th Floor
                                       Louisville, KY 40202
                                     Attention:  Mr. Glenn Nord
                                     Telephone:  (502) 581-7319
                                     Telecopy:   (502) 581-5122


                             Signature Page - 6

                                     SUNTRUST BANK-ATLANTA, individually



                                     By:_______________________________
                                        Name:__________________________
                                        Title:_________________________


                                     By:_______________________________
                                        Name:__________________________
                                        Title:_________________________

                                     Address:  25 Park Place, 24th Floor (30303)
                                               Mail Code 120 (30302) Atlanta, GA
                                     Attention:________________________
                                     Telephone:________________________
                                     Telecopy:_________________________


                             Signature Page - 7

                                    ANNEX I



                              REVOLVING CREDIT            TERM LOAN
LENDER                           COMMITMENT               COMMITMENT
------                           -----------              ----------
Chase Bank of Texas, N.A.        $14,269,231              $4,615,384
Comerica Bank                    $14,269,231              $4,615,384
Sun Trust                        $11,307,692              $3,692,308
Compass Bank                     $10,000,000              $3,692,308
Bank of Tokyo-Mitsubishi         $ 3,846,154              $3,692,308
National City Bank               $11,307,692              $3,692,308



                                 Annex I - 1

                                   EXHIBIT A

                         FORM OF REVOLVING CREDIT NOTE


$__________                                                   __________, 1999


      BENCHMARK ELECTRONICS, INC. a Texas corporation (the "COMPANY"), for value received, promises and agrees to pay to (the "LENDER"), or order, at the Payment Office of CHASE BANK OF TEXAS, N.A. (the "ADMINISTRATIVE AGENT"), at 712 Main Street, Houston, Texas 77002, the principal sum of _____________________________
DOLLARS ($___________________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by Lender hereunder to the Company under the Credit Agreement, as hereafter defined, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount as provided in the Credit Agreement for such Revolving Credit Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of each such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      In addition to and cumulative of any payments required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid, shall be due and payable on the Revolving Credit Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

      This note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of February 26, 1999, by and among the Company, Chase Bank of Texas, N.A., individually, as Issuing Bank and as Administrative Agent, and the other financial institutions (including Lender) parties thereto (such Credit Agreement, together with all amendments or supplements thereto, being the "CREDIT AGREEMENT"). This note evidences the Revolving Credit Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this note and which are defined in the Credit Agreement shall have the meanings herein as are assigned in the Credit Agreement.

      The Lender is hereby authorized by the Company to endorse on SCHEDULE A (or a continuation thereof) attached to this note, the amount and date of each payment or prepayment of principal of each Revolving Credit Loan received by the Lender, and interest rates applicable to each Revolving Credit Loan, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of such Revolving Credit Loans.

      Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and reextended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

      The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Revolving Credit Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

      This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Instruments.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                    BENCHMARK ELECTRONICS, INC.



                                     By:_______________________________
                                        Name:__________________________
                                        Title:_________________________

                                  SCHEDULE A


This Note evidences Revolving Credit Loans made by the Lender under the within-described Credit Agreement to the Company, which Revolving Credit Loans are in the principal amounts, at the interest rates (and interest periods), and were made and repaid or prepaid on the dates set forth below:

          Principal
          Amount of   Type                                 Date of     Amount
Date      REVOLVING    of    Interest  Interest  Maturity Payment or  Paid or   Balance
MADE        LOAN      LOAN    PERIOD     RATE      DATE   PREPAYMENT  PREPAID  OUTSTANDING
----        ----      ----    ------     ----      ----   ----------  -------  -----------




                                 Schedule A-1

                                   EXHIBIT B

                               FORM OF TERM NOTE


$----------                                                -------------------


            BENCHMARK ELECTRONICS, INC., a Texas corporation (the "COMPANY"), for value received, promises and agrees to pay to (the "LENDER"), or order, at the Payment Office of CHASE BANK OF TEXAS, N.A., at 712 Main Street, Houston, Texas 77002, the principal sum of ___________________________________ DOLLARS
($___________________), in lawful money of the United States of America and in immediately available funds, in installments on the dates and in the principal amounts provided in the Credit Agreement referred to below, and to pay interest on the unpaid principal amount of the Term Loans made by the Lender to the Company under the Credit Agreement, at such office, in like money and funds, for the period commencing on the date of such Term Loans until such Term Loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            In addition to and cumulative of any payment required to be made against this note pursuant to the Credit Agreement, this note, including all principal and accrued interest then unpaid thereon, shall be due and payable on the Term Loan Maturity Date. All payments shall be applied first to accrued interest and the balance to principal, except as otherwise expressly provided in the Credit Agreement. Prepayments on this note shall be applied in the manner set forth in the Credit Agreement.

            This note is one of the Term Notes referred to in the Amended and Restated Credit Agreement dated as of February ___, 1998, by and among the Company, Chase Bank of Texas, N.A., individually, as Issuing Bank, and as Administrative Agent, and the other financial institutions (including Lender) parties thereto (such Credit Agreement, together with all amendments or supplements thereto, being the "CREDIT AGREEMENT"). This note evidences the Term Loans made by the Lender thereunder and shall be governed by the Credit Agreement. Capitalized terms used but not defined in this note and which are defined in the Credit Agreement shall have the meanings herein as are assigned in the Credit Agreement.

            The Lender is hereby authorized by the Company to endorse on SCHEDULE A (or a continuation thereof) attached to this note, the amount and date of each payment or prepayment of principal of the Term Loans received by the Lender and the interest rates applicable to the Term Loans, provided that any failure by the Lender to make any such endorsement shall not affect the obligations of the Company under the Credit Agreement or under this note in respect of the Term Loans.

            Except only for any notices which are specifically required by the Credit Agreement or the other Financing Documents, the Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including but not limited to notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete enforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

            The Credit Agreement provides for the acceleration of the maturity of this note upon the occurrence of certain events and for prepayment of Term Loans upon the terms and conditions specified therein. Reference is made to the Credit Agreement for all other pertinent purposes.

            This note is issued pursuant to and is entitled to the benefits of the Credit Agreement and is secured by the Security Instruments.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

                                          BENCHMARK ELECTRONICS, INC.


                                          By:_______________________________
                                             Name:__________________________
                                             Title:_________________________

                                  SCHEDULE A

This Note evidences Term Loans made by the Lender under the within-described Credit Agreement to the Company, which Term Loans are in the principal amounts, at the interest rates (and interest periods), and were made and repaid or prepaid on the dates set forth below:

         Principal     Type                               Date of     Amount
Date       Amount       of    Interest  Interest Maturity Payment or  Paid or   Balance
MADE      OF LOAN      LOAN    PERIOD    RATE      DATE   PREPAYMENT  PREPAID  OUTSTANDING
----      -------      ----    ------    ----      ----   ----------  -------  -----------











                                 Schedule A-1

                                   EXHIBIT C

            FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST

                              -----------------


      BENCHMARK ELECTRONICS, INC., a Texas corporation (the "COMPANY"), pursuant to the Amended and Restated Credit Agreement dated as of [February 26, 1999] (together with all amendments or supplements thereto, the "CREDIT AGREEMENT") among the Company, CHASE BANK OF TEXAS, N.A., as Administrative Agent, and the financial institutions now or hereafter parties thereto (the "LENDERS"), and hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

[ ]   1.    Term Loan:

      (a) Aggregate amount of Term Loan to be $40,000,000.00 [fully funded, $24,000,000 outstanding on the Closing Date);

      (b)   $______________________ of such borrowings are to be Eurodollar
            Loans;

            $______________________ of such borrowings are to be Base Rate Loans; and

      (c)   Length of Interest Period for Eurodollar Loans is:

            -----------------------.

[ ]   2.    Revolving Credit Loans:

      (a)   Aggregate amount of  new Loans to be $_______________;

      (b)   Requested funding date is _____________, ____;

      (c)   $______________________ of such borrowings are to be Eurodollar
             Loans;

            $______________________ of such borrowings are to be Base Rate Loans; and

      (d)   Length of Interest Period for Eurodollar Loans is:

            -----------------------.

[ ]   3.    Eurodollar Loan Continuation for Eurodollar Loans maturing on
            ---------------------------:

      (a) Aggregate amount to be continued as Eurodollar Loans is $___________________;

      (b) Aggregate amount to be converted to Base Rate Loans is $____________________;

      (c)   Length of Interest Period for continued Eurodollar Loans is
            ___________________.

[ ]   4.    Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

            Convert $_________________ of the outstanding Base Rate Loans to Eurodollar Loans on _________________________ with an Interest Period of _____________________.

[ ]   5.    Conversion of outstanding Eurodollar Loans to Base Rate Loans:

            Convert $___________________ of the outstanding Eurodollar Loans with Interest Period maturing on ___________________________, 199_, to Base Rate Loans.

      The undersigned certifies that he/she is the ___________________ of the Company, and that as such he/she is authorized to execute this certificate on behalf of the Company. The undersigned further certifies, represents and warrants on behalf of the Company that the Company is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                          BENCHMARK ELECTRONICS, INC.



                                          By:____________________________
                                                Name:____________________
                                                Title:___________________

                                   EXHIBIT D

                              FORM OF OPINION OF

                         BRACEWELL & PATTERSON, L.L.P.

                                   EXHIBIT E


                                    FORM OF
                              GUARANTY AGREEMENT


                                      BY


                      -----------------------------------


                                  IN FAVOR OF


                         CHASE BANK OF TEXAS, N.A., AS
                             ADMINISTRATIVE AGENT

                               FEBRUARY 26, 1999

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE 1

      GENERAL TERMS

Section 1.1       TERMS DEFINED ABOVE........................................3
Section 1.2       CERTAIN DEFINITIONS........................................3
Section 1.3       CREDIT AGREEMENT DEFINITIONS...............................5

ARTICLE 2

      THE GUARANTY

Section 2.1       LIABILITIES GUARANTEED.....................................5
Section 2.2       NATURE OF GUARANTY.........................................5
Section 2.3       AGENT'S RIGHTS.............................................5
Section 2.4       GUARANTOR'S WAIVERS........................................5
Section 2.5       MATURITY OF LIABILITIES; PAYMENT...........................6
Section 2.6       AGENT'S EXPENSES...........................................6
Section 2.7       LIABILITY..................................................6
Section 2.8       EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING
                  GUARANTOR'S OBLIGATIONS....................................6
Section 2.9       RIGHT OF SUBROGATION AND CONTRIBUTION......................8


      ARTICLE 3

      REPRESENTATIONS AND WARRANTIES


Section 3.1       BY GUARANTOR...............................................8
Section 3.2       NO REPRESENTATION BY LENDERS...............................9
Section 3.3       INCORPORATION OF CREDIT AGREEMENT REPRESENTATIONS,
                  WARRANTIES AND COVENANTS...................................9

ARTICLE 4

      MISCELLANEOUS

Section 4.1       SUCCESSORS AND ASSIGNS.....................................9
Section 4.2       NOTICES....................................................9
Section 4.3       BUSINESS AND FINANCIAL INFORMATION.........................9
Section 4.4       CONSTRUCTION...............................................9
Section 4.5       INVALIDITY................................................10
Section 4.6       ENTIRE AGREEMENT..........................................10

                              GUARANTY AGREEMENT


      THIS GUARANTY AGREEMENT by ___________________________ (hereinafter called "GUARANTOR"), is in favor of CHASE BANK OF TEXAS, N.A., as Administrative Agent (the "AGENT") for the lenders (the "LENDERS") that are or become parties to the Credit Agreement defined below.

                             W I T N E S S E T H:

      WHEREAS, on February 26, 1999, Benchmark Electronics, Inc., a Texas corporation (hereinafter called "COMPANY"), the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement (as the same may be amended from time to time, the "CREDIT AGREEMENT"); and

      WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of the loans and extensions of credit described therein is the execution and delivery to the Agent for the benefit of the Lenders of this Guaranty Agreement;

      NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders, at any time or from time to time, to loan monies or extend credit, with or without security, to or for the account of the Company in accordance with the terms of the Credit Agreement,
(iii) at the special insistence and request of the Lenders, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                                   ARTICLE 1

                                 GENERAL TERMS

      Section 1.1 TERMS DEFINED ABOVE. As used in this Guaranty Agreement, the terms "Agent", "Company", "Credit Agreement", "Guarantor" and "Lenders" shall have the meanings indicated above.

      Section 1.2 CERTAIN DEFINITIONS. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

      "CONTRIBUTION OBLIGATION" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the product of (i) its Contribution Percentage times (ii) the sum of all payments made previous to or at the time of calculation by all Subsidiary Guarantors in respect of the Liabilities, as a Subsidiary Guarantor (less the amount of any such payments previously returned to any Subsidiary Guarantor by operation of law or otherwise, but not including payments received by any Subsidiary Guarantor by way of its rights of subrogation and contribution under Section 2.9 of the other Guaranty Agreements), provided, however, such Contribution Obligation for any Subsidiary Guarantor shall in no event exceed such Subsidiary Guarantor's Maximum Guaranteed Amount, as defined in the respective Guaranty Agreement of such Subsidiary Guarantor.

      "CONTRIBUTION PERCENTAGE" shall mean for any Subsidiary Guarantor for any applicable date as of which such percentage is being determined, an amount equal to the quotient of (i) the Net Worth of such Subsidiary Guarantor as of such date, divided by (ii) the sum of the Net Worth of all the Subsidiary Guarantors as of such date.

      "GUARANTOR CLAIMS" shall have the meaning indicated in Section 5.1 hereof.

      "GUARANTY AGREEMENT" shall mean this Guaranty Agreement, and where the context indicates, the Guaranty Agreement of any other Subsidiary Guarantor, as the same may from time to time be amended or supplemented.

      "LIABILITIES" shall mean (a) any and all indebtedness, obligations and liabilities of the Company pursuant to the Credit Agreement, including without limitation, the unpaid principal of and interest on the Notes, including without limitation, interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding, and performance of all letter of credit reimbursement agreements executed from time to time by the Company under or pursuant to the Credit Agreement and all reimbursement obligations for drawn or undrawn portions under any Letter of Credit now outstanding or hereafter issued under or pursuant to the Credit Agreement; (b) any additional loans made by the Lenders to the Company; (c) payment of and performance of any and all present or future obligations of the Company to the Agent or any Lender according to the terms of any present or future Interest Rate Swap Agreement entered into between the Company and the Agent; (d) any and all other indebtedness consisting of obligations with respect to overdrafts created on accounts of the Company at the Agent or any one of the Lenders; and (e) all renewals, rearrangements, increases, extensions for any period, amendments or supplement in whole or in part of the Notes or any documents evidencing the above.

      "MAXIMUM GUARANTEED AMOUNT" shall mean, for the Guarantor, the greater of
      (i) the "reasonably equivalent value" or "fair consideration" (or equivalent concept) received by the Guarantor in exchange for the obligation incurred hereunder, within the meaning of any applicable state or federal fraudulent conveyance or transfer laws; or (ii) the lesser of
      (A) the maximum amount that will not render the Guarantor insolvent, or
      (B) the maximum amount that will not leave the Guarantor with any property deemed an unreasonably small capital. Clauses (A) and (B) are and shall be determined pursuant to and as of the appropriate date mandated by such applicable state or federal fraudulent conveyance or transfer laws and to the extent allowed by law take into account the rights to contribution and subrogation under Section 2.9 in each Guaranty Agreement so as to provide for the largest Maximum Guaranteed Amount possible.

      "NET PAYMENTS" shall mean an amount equal, at any time and from time to time and for each respective Subsidiary Guarantor, to the difference of
      (i) the sum of all payments made previous to or at the time of calculation by such Subsidiary Guarantor in respect to the Liabilities, as a Subsidiary Guarantor, and in respect of its obligations contained in this Guaranty Agreement, less (ii) the sum of all such payments previously returned to such Subsidiary Guarantor by operation of law or otherwise and including payments received by such Subsidiary Guarantor by way of its rights of subrogation and contribution under Section 2.9 of the other Guaranty Agreements.

      "NET WORTH" shall mean for any Subsidiary Guarantor, calculated on and as of any applicable date on which such amount is being determined, the difference between (i) the sum of all such Subsidiary Guarantor's property, at a fair valuation and as of such date, minus (ii) the sum of all such Subsidiary Guarantor's debts, at a fair valuation and as of such date, excluding the Liabilities.

      "SUBSIDIARY GUARANTORS" shall mean the Guarantors as defined in the Credit Agreement, including the Guarantor.

      Section 1.3 CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.

                                   ARTICLE 2

                                 THE GUARANTY

      Section 2.1 LIABILITIES GUARANTEED. Guarantor hereby irrevocably and unconditionally guarantees the prompt payment of the Liabilities when due, whether at maturity or otherwise, provided, however, that, notwithstanding anything herein or in any other Financing Document to the contrary, the maximum liability of Guarantor hereunder shall in no event exceed the Maximum Guaranteed Amount.

      Section 2.2 NATURE OF GUARANTY. This Guaranty Agreement is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Company need be given to Guarantor. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective with respect to debt under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Liabilities may be outstanding. The Company and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and the Lenders may waive any Default or Events of Default without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. This Guaranty Agreement may be enforced by the Agent and any subsequent holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Except as specifically required in this Guaranty, Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Lenders being conclusively presumed by the Lenders' request for this Guaranty Agreement and delivery of the same to the Agent.

      Section 2.3 AGENT'S RIGHTS. Guarantor authorizes the Agent, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Agent in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

      Section 2.4       GUARANTOR'S WAIVERS.

            (a) GENERAL. Guarantor waives any right to require any of the Lenders to (i) proceed against the Company or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Liabilities, (iv) have the Company joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (v) pursue any other remedy in the Lenders' powers whatsoever. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Company or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether the Company or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Financing Documents shall be in the sole and absolute discretion of the Agent, and no delay by the Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement.

            (b) SUBROGATION. Until the Liabilities have been paid in full, the Guarantor waives all rights of subrogation or reimbursement against the Company, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal or state bankruptcy or insolvency laws) and waives any right to enforce any remedy which the Lenders now have or may hereafter have against the Company, and waives any benefit or any right to participate in any security now or hereafter held by the Agent or any Lender.

      Section 2.5 MATURITY OF LIABILITIES; PAYMENT. Guarantor agrees that if the maturity of any of the Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from the Agent, pay to the Agent the amount due and unpaid by the Company and guaranteed hereby. The failure of the Agent to give this notice shall not in any way release Guarantor hereunder.

      Section 2.6 AGENT'S EXPENSES. If Guarantor fails to pay the Liabilities after notice from the Agent of the Company's failure to pay any Liabilities at maturity, and if the Agent obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay to the Agent the Agent's reasonable attorneys' fees.

      Section 2.7 LIABILITY. It is expressly agreed that the liability of the Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

      Section 2.8 EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR'S OBLIGATIONS. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

            (a) MODIFICATIONS, ETC. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Notes, or the Credit Agreement or any instrument executed in connection therewith, or any contract or understanding between the Company and any of the Lenders, or any other Person, pertaining to the Liabilities;

            (b) ADJUSTMENT, ETC. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Lenders to the Company or Guarantor or any Person liable on the Liabilities;

            (c) CONDITION OF COMPANY OR GUARANTOR. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of the Company or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of the Company or Guarantor, or any sale, lease or transfer of any or all of the assets of the Company or Guarantor, or any changes in the shareholders, partners, or members of the Company or Guarantor; or any reorganization of the Company or Guarantor;

            (d) INVALIDITY OF LIABILITIES. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ULTRA VIRES, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from the Company, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

            (e) RELEASE OF OBLIGORS. Any full or partial release of the liability of the Company on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Company will be liable to perform the Liabilities, or the Lenders will look to other parties to perform the Liabilities.

            (f) OTHER SECURITY. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

            (g) RELEASE OF COLLATERAL, ETC. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

            (h) CARE AND DILIGENCE. The failure of the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

            (i) PAYMENTS RESCINDED. Any payment by the Company to the Lenders is held to constitute a preference under the bankruptcy laws, or for any reason the Lenders are required to refund such payment or pay such amount to the Company or someone else; or

            (j) OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Credit Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.

      Section 2.9 RIGHT OF SUBROGATION AND CONTRIBUTION. If Guarantor makes a payment in respect of the Liabilities, it shall be subrogated to the rights of the Lenders against the Company with respect to such payment and shall have the rights of contribution against the other Subsidiary Guarantors set forth in
Section 2.9 of the Subsidiary Guarantors' Guaranty Agreements; provided that Subsidiary Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution or reimbursement or the right to participate in any security now or hereafter held by or for the benefit of the Lenders until the Liabilities have been paid in full. The Guarantor agrees that after all the Liabilities have been paid in full that if its then current Net Payments are less than the amount of its then current Contribution Obligation, Guarantor shall pay to the other Subsidiary Guarantors an amount (together with any payments required of the other Subsidiary Guarantors by Section 2.9 of each other Guaranty Agreement) such that the Net Payments made by all Subsidiary Guarantors in respect of the Liabilities shall be shared among all of the Subsidiary Guarantors in proportion to their respective Contribution Percentage.


                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

      Section 3.1 BY GUARANTOR. The Guarantor represents and warrants to the Lenders (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

            (a) BENEFIT TO GUARANTOR. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, Guarantor.

            (b) CORPORATE EXISTENCE. Guarantor is duly organized, legally existing and in good standing under the laws of the State of ______________ and is duly qualified as a foreign Person in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

            (c) CORPORATE POWER AND AUTHORIZATION. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

            (d) BINDING OBLIGATIONS. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

            (e) NO LEGAL BAR OR RESULTANT LIEN. This Guaranty Agreement will not violate any provisions of Guarantor's articles or certificate of incorporation or bylaws or other charter document, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor.

            (f) NO CONSENT. Except for consents which have been obtained, Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

            (g) SOLVENCY. The Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

      Section 3.2 NO REPRESENTATION BY LENDERS. Neither the Lenders nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

      Section 3.3 INCORPORATION OF CREDIT AGREEMENT REPRESENTATIONS, WARRANTIES AND COVENANTS. The Guarantor hereby represents and warrants that the matters contained in each of the applicable representations and warranties contained in
Article 4 of the Credit Agreement pertaining to the Guarantor or its Properties are true and correct as of the date of this Guaranty Agreement, and covenants and agrees, so long as any of the Liabilities or Commitment remains outstanding, to comply with the applicable covenants contained in Articles 5 and 6 of the Credit Agreement pertaining to the Guarantor or its Properties. The guarantor hereby acknowledges that it has been furnished a copy of the Credit Agreement and that it is thoroughly familiar with the representations, warranties and covenants which are incorporated herein by virtue of this Section 3.3.

                                   ARTICLE 4

                                 MISCELLANEOUS

      Section 4.1 SUCCESSORS AND ASSIGNS. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of the Lenders and is and shall always be fully binding upon the successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

      Section 4.2 NOTICES. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in accordance with Section
9.1 of the Credit Agreement, addressed to Guarantor at the address on the signature page hereof or at such other address provided to the Agent in writing.

      Section 4.3 BUSINESS AND FINANCIAL INFORMATION. The Guarantor will promptly furnish to the Agent and the Lenders from time to time upon request such information regarding the business and affairs and financial condition of the Guarantor and its subsidiaries as the Agent and the Lenders may reasonably request.

      Section 4.4 CONSTRUCTION. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

      Section 4.5 INVALIDITY. In the event that any one or more of the provisions contained in this Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Agreement.

      Section 4.6 ENTIRE AGREEMENT. THIS WRITTEN GUARANTY AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDERS AND THE GUARANTOR AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      WITNESS THE EXECUTION HEREOF, as of this the ____ day of _____________.

                                    --------------------------------------------


                                    By:_________________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                    Address:____________________________________
                                            ____________________________________


                                    Telecopier No.:_____________________________
                                    Telephone No.:______________________________
                                    Attention:__________________________________

Accepted as of the ____ day of  _____________.

CHASE BANK OF TEXAS, N.A., as Administrative Agent


By:_______________________________
Name:_____________________________
Title:____________________________

                                   EXHIBIT F

                       FORM OF ASSIGNMENT AND ACCEPTANCE


      Reference is made to the Amended and Restated Credit Agreement, dated as of February 26, 1999 (as amended, supplemented, waived or otherwise modified from time to time, the "CREDIT AGREEMENT"), among BENCHMARK ELECTRONICS, INC., as the Company, and CHASE BANK OF TEXAS, N.A., individually, as Issuing Bank, and as Administrative Agent, and the Lenders now or hereafter parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      ______________________ (the "ASSIGNOR") and _________________ (the
"ASSIGNEE") agree as follows:

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a percentage interest (the "ASSIGNED INTEREST") as set forth in SCHEDULE 1 in and to all the Assignor's rights and obligations under the Credit Agreement and the other Financing Documents with respect to the credit facilities provided for in the Credit Agreement (the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on SCHEDULE 1.

      2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Notes held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Notes for new Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) new Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).1

      3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement together with copies of the Financial Statements and/or such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and
--------
      (1) Notes should only be requested when specifically required by the Assignee and/or the Assignor, as the case may be.

authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such power and discretion under the Credit Agreement, the other Financing Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgments of such Assignee as a Lender contained in Section 8.3 of the Credit Agreement; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, but not limited to, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.20(f) of the Credit Agreement.

      4. The effective date of this Assignment and Acceptance shall be _________________ (the "TRANSFER EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to
Section 9.7 of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

      5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for the periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

      6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, but shall nevertheless continue to be entitled to the benefits of Sections 2.16, 2.18, 2.20 and 9.4 thereof.

      7. Notwithstanding any other provision hereof, if the consents of the Company and the Administrative Agent hereto are required under Section 9.7 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

      8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflict of laws thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on SCHEDULE 1 hereto.

                                  SCHEDULE 1
                                    TO THE
                           ASSIGNMENT AND ACCEPTANCE

Re: Amended and Restated Credit Agreement, dated as of February 26, 1999, among BENCHMARK ELECTRONICS, INC., as the Company, and Chase Bank of Texas, N.A., Individually, as Issuing Bank, and as Administrative Agent and, the Lenders Now or Hereafter parties thereto

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:



                     Percentage of
                     Assignor's
                     Interest in
Credit               Credit              Principal            Commitment
Facility             Facility            Amount               Percentage
ASSIGNED             ASSIGNED            ASSIGNED             ASSIGNED
--------             --------            --------             --------

                     --------%           $--------            --.----%


[NAME OF ASSIGNEE]                        [NAME OF ASSIGNOR]


By:__________________________             By:__________________________
      Title:                                    Title:


Accepted for recording in the             Consented To:
Register:

CHASE BANK OF TEXAS, N.A.,                BENCHMARK ELECTRONICS, INC.
as Administrative Agent


By:__________________________             By:__________________________
      Title:                                    Title:



                                 Schedule 1-1

                                          CHASE BANK OF TEXAS, N.A., as
                                          Administrative Agent


                                          By:_______________________________
                                                Title:



                                 Schedule 1-2

                                   EXHIBIT G

                         FORM OF BORROWING BASE REPORT



The undersigned hereby certifies that he/she is the ______________________ of BENCHMARK ELECTRONICS, INC., a Texas corporation (the "COMPANY"), and that as such he/she is authorized to executes this certificate on behalf of the Company. With reference to the Amended and Restated Credit Agreement dated February 26, 1999 (together with all amendments, supplements, restatements, or other modifications thereto, herein called the "AGREEMENT"), by and between the Company and CHASE BANK OF TEXAS, N.A., as Agent for the lenders (the "LENDERS") which are or become a party thereto, and such Lenders, the undersigned hereby certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

1.    Total Accounts Receivable                                   $_____________
      (net of credit balance, returns, trade discounts unbilled amounts or retention)

2. Ineligible accounts receivable (as set forth in the definition of Eligible Accounts Receivable)

      (a)   $____________       (20% Rule)

      (b)   $____________       (accounts unpaid for 91 days)

      (c)   $____________       (trade discounts, returns, allowances, etc.)

      (d)   $____________       (contra accounts, setoffs, defenses, etc.)

      (e)   $____________       (amount billed for retainage until all
                                prerequisites have been satisfied)

      (f)   $____________       (amounts owed by insolvent account debtors)

      (g)   $____________       (all accounts owed by any Person in which the
                                Company has an equity interest)

      (h)   $____________       (all accounts with a due date more than 90 days
                                after the invoice date)

      (i)   $____________       (all accounts of the same obligor that in
                                aggregate exceeds 25% of the total of all Eligible Accounts)


                                                            $-----------------

3.    Eligible Accounts Receivable
      $--------------
      (line 1 minus line 2)

4.    75% of Eligible Accounts Receivable                   $________________

5.    Total Inventory                                       $________________

6.    Ineligible inventory (as set forth in the definition of Eligible
      Inventory)

      (a)   $_______________  (work in progress)

      (b)   $_______________  (reserve for obsolescence)

      (c)   $_______________  (reserve for slow moving inventory)

      (d)   $_______________  (any other contra account to inventory)

      (e)   $_______________  (consigned inventory)

                                                            $________________

7.    Eligible Inventory
      (line 5 minus line 6)                                 $________________

8.    25% of Eligible Inventory                             $________________

9.    Borrowing Base
      (line 4 PLUS line 8)                                  $________________
              ----

10.   Outstanding balance of Loans
      as of report date                                     $________________

11.   Available for further advances (lesser of (i)
      Aggregate Commitment and (ii) line 9
      minus line 10)                                        $________________


      Executed and delivered on this the ____ day of _______________,__________.



                                    BENCHMARK ELECTRONICS, INC.


                                    By:________________________________
                                       Name:
                                       Title:

                                   EXHIBIT H

                        FORM OF COMPLIANCE CERTIFICATE

                            COMPLIANCE CERTIFICATE


      The undersigned hereby certifies that he/she is the ________________ of BENCHMARK ELECTRONICS, INC., a Texas corporation (the "BORROWER"), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of February 26, 1999 (together with all amendments or supplements thereto being the "AGREEMENT") among the Borrower, CHASE BANK OF TEXAS, N.A., as Administrative Agent (in such capacity, the "AGENT") for the lenders (the "LENDERS") which are or become a party thereto, and such Lenders, the undersigned represents and warrants on behalf of the Borrower as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

            (a) Except as may have been previously reported in writing prior to the date of this Compliance Certificate to the Agent, as applicable, or except as set forth on Schedule I to this Compliance Certificate, the representations and warranties of the Borrower contained in Article 4 of the Agreement and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders have expressly consented in writing to the contrary.

            (b) Except as may have been previously reported in writing prior to the date of this Compliance Certificate to the Agent, or except as set forth on Schedule I to this Compliance Certificate, the Borrower has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by it prior to or at the time of delivery hereof.

            (c) Except as may have been previously reported in writing prior to the date of this Compliance Certificate to the Agent, or except as set forth on Schedule I to this Compliance Certificate, there exists no Default.

            (d) Schedule II to this Compliance Certificate sets forth (i) calculations of Sections 6.1(a), (b), (c), (d) and (e) as of the end of the [fiscal quarter][fiscal year] ending _____________, and (ii) the Applicable Margin to be in effect for the period on and after ________________, until the next redetermination thereof pursuant to the terms of the Agreement.

      EXECUTED AND DELIVERED this ____ day of ______________.

                                    BENCHMARK ELECTRONICS, INC.


                                    By:____________________________________
                                          Name:____________________________
                                          Title:___________________________

                             Exhibit H - Page 2

                                  SCHEDULE I

                                  DISCLOSURES


                            Schedule I - Page 1

                                  SCHEDULE II


1. COVENANT COMPUTATIONS [as of the end of the fiscal [quarter] [year] ending _______________].

      (a)   Section 6.1(a)

      (b)   Section 6.1(b)

      (c)   Section 6.1(c)

      (d)   Section 6.1(d)

      (e)   Section 6.1(e)

2. Applicable Margin for the period on and after _________________ until the next redetermination is:

      (a)   ______% for Eurodollar Loans

      (b)   ______% for Base Rate Loans


                            Schedule II - Page 1

                                 SCHEDULE 4.7

                                  INVESTMENTS


                                     NONE

                           Schedule 4.7 - Page 1

                                 SCHEDULE 6.2

                                 INDEBTEDNESS



                       BALANCE AS OF
CREDITOR               12/31/98           COLLATERAL       COMMENT
--------------------------------------------------------------------------------
Hewlett Packard        $     181,174      HP3075E tester   Capital Lease secured
                                                           by specific equipment
City of Goodview       $     129,382      none             Tax Increment
                                                           Financing Agreement
Northwest Mutual Life                                      8.02% Senior Notes
Insurance              $30,000,000        none             due July 31, 2006


                           Schedule 6.2 - Page 1

                                 SCHEDULE 6.3

                                     LIENS


CREDITOR             BALANCE AS OF
                     12/31/98            COLLATERAL           COMMENT
--------------------------------------------------------------------------------
HEWLETT PACKARD      $     181,174       HP3075E TESTER    CAPITAL LEASE SECURED
                                                           BY SPECIFIC EQUIPMENT







                           Schedule 6.3 - Page 1

                                 SCHEDULE 4.19

                                 SUBSIDIARIES


1.    EMD - Foreign Sales Corporation

2.    BEI Electronics Ireland, Limited



                           Schedule 4.19 - Page 1

                                 SCHEDULE 5.11

                           NON-DOMESTIC SUBSIDIARIES


1.    BEI Electronics Ireland, Limited


                           Schedule 5.11 - Page 1